                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    /X/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                CHIRON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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

[LOGO]                                                            April   , 1996


To the Stockholders of
CHIRON CORPORATION

    You are cordially invited to attend the Annual Meeting of Stockholders of Chiron Corporation on May 16, 1996, at 10:00 a.m., which will be held in the auditorium at our Emeryville headquarters, 1450 53rd Street, Emeryville, California 94608.

    The attached Notice of Annual Meeting and Proxy Statement explain the business to be conducted at the Annual Meeting.

    Also included in this package is Chiron's 1995 Annual Report. The Annual Report is in summary form, containing selected financial data, our letter to stockholders, and highlights of operations. You will find the Company's audited consolidated financial statements enclosed as a separate brochure in a pocket at the back of the Annual Report.

    Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by giving notice and voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.

                                          EDWARD E. PENHOET

                                          EDWARD E. PENHOET,
                                            PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

                               CHIRON CORPORATION
                               4560 HORTON STREET
                          EMERYVILLE, CALIFORNIA 94608

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          MAY 16, 1996, AT 10:00 A.M.

    You are hereby notified that the Annual Meeting of Stockholders of Chiron Corporation ("Chiron" or the "Company") will be held at 1450 53rd Street, Emeryville, California, on Thursday, May 16, 1996, at 10:00 a.m., for the following purposes:


        1.  To elect three Class III directors to hold office for three years;


        2. To consider and vote upon a proposal to approve and adopt an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 100 million to 500 million;

        3. To consider and vote upon a proposal to approve the Company's amended 1991 Stock Option Plan to change the formula for granting automatic annual stock options to non-employee directors, to add an annual grant of automatic share rights for non-employee directors, and to add performance units, which are restricted shares, share rights and share units awarded to corporate vice-presidents and other executive officers which comply with the requirements of Internal Revenue Code Section 162(m);

        4. To ratify the selection of KPMG Peat Marwick LLP as independent public accountants for the current fiscal year; and

        5. To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

    Stockholders of record at the close of business on March 29, 1996 will be entitled to vote at the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the meeting at the principal executive office of the Company at 4560 Horton Street, Emeryville, California 94608.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          WILLIAM G. GREEN
                                          WILLIAM G. GREEN,
                                            SECRETARY

Emeryville, California
April   , 1996

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1996

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of CHIRON CORPORATION, a Delaware corporation ("Chiron" or the "Company"), for the Annual Meeting of Stockholders of Chiron (the "Annual Meeting"), to be held in the auditorium at our Emeryville headquarters, 1450 53rd Street, Emeryville, California 94608 at 10:00 a.m. on May 16, 1996, and at any adjournments or postponements of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April , 1996.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each of these proposals is described in more detail in subsequent sections of this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

    The Company has one type of security entitled to vote at the Annual Meeting, its Common Stock (the "Common Stock"). If you were a stockholder of record of Common Stock at the close of business on March 29, 1996, you may vote at the
Annual Meeting. Each  share entitles  you to  one vote  on each  matter to  come
before  the Annual Meeting. On March  29, 1996, there were             shares of
Common Stock issued and outstanding. The Certificate of Incorporation of the Company does not provide for cumulative voting. If you were a stockholder of record of Cetus Corporation common stock at the close of business on March 29, 1996, and have not exchanged your Cetus common stock for Chiron Common Stock, you nevertheless may vote at the Annual Meeting. Each share of Cetus common stock entitles you to 0.3 of one vote on each matter to come before the Annual Meeting. If you were a stockholder of record of Viagene, Inc. common stock at the close of business on March 29, 1996, and have not exchanged your Viagene common stock for Chiron Common Stock, you nevertheless may vote at the Annual Meeting. Each share of Viagene common stock entitles you to .095220 of one vote on each matter to come before the Annual Meeting.

    If you are unable to attend the Annual Meeting, you may vote by proxy. The enclosed proxy is solicited by the Chiron Board of Directors and, when the proxy card is returned properly completed, it will be voted as you direct on your proxy card. You are urged to specify your choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1, 2, 3 and 4 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

    You may revoke or change your proxy at any time before it is exercised at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date than appears on the proxy you wish to revoke to the Secretary of Chiron, William G. Green, at the Company's principal executive office. You also may revoke your proxy by giving notice and voting in person at the Annual Meeting.

    The Company will pay the cost of soliciting these proxies, including the printing, handling, and mailing of the proxies and related material, and the actual expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding proxy material to the beneficial owners of stock. To assure that holders of a majority of the stock will be present in person or by proxy at the Annual Meeting, certain officers, directors, and regular employees of Chiron may solicit proxies by telephone, telegraph, facsimile or in person. These persons will receive no extra compensation for their services.

                               VOTING PROCEDURES

    The three nominees for election as directors at the 1996 Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's Common Stock, entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes.

    The affirmative vote of the majority of shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required to adopt the proposals relating to approval of the amended Chiron 1991 Stock Option Plan and the amendment of the Company's Restated Certificate of Incorporation.

    The Inspector of Elections will treat an abstention or withholding of authority to vote on the election of directors by a stockholder present in person or represented by proxy at the meeting as unvoted for such purposes. The Inspector of Elections will treat an abstention as to the proposal relating to approval of the amended Chiron 1991 Stock Option Plan or the proposal relating to approval of the amendment of the Company's Restated Certificate of Incorporation by a stockholder present in person or represented by proxy at the meeting as a vote "against" the matter for such purposes. However, pursuant to Delaware law and the Company's Bylaws, broker non-votes as to the proposal relating to approval of the amended Chiron 1991 Stock Option Plan or the proposal relating to approval of the amendment of the Company's Restated Certificate of Incorporation are treated as shares of Common Stock not present, or represented, and not entitled to vote on such proposals, will not be counted as votes for or against, and will not be included in calculating the number of votes necessary for approval of such proposals.

                             CIBA-GEIGY TRANSACTION

    Effective January 1, 1995, Ciba-Geigy Limited ("Ciba"), a Swiss corporation, and the Company closed a transaction (the "Closing") to form a strategic partnership. Chiron and Ciba will collaborate to discover, develop, manufacture and market biotechnology and other healthcare products as the parties may agree from time to time on a global scale. Under the terms of the agreement, Chiron and Ciba will be preferred partners seeking to leverage the complementary strengths of the two companies through cooperative approaches, but each will remain independent to pursue projects outside of the partnership. As part of that transaction, Ciba purchased through a partial tender offer 11,860,467 shares of the Company's outstanding Common Stock from the stockholders at $117 per share. Ciba also acquired 6,600,000 new shares of Common Stock issued by Chiron in exchange for all of Ciba's ownership interest in Ciba Corning Diagnostics Corp., The Biocine Company and Biocine S.p.A. These newly acquired shares of Common Stock, when combined with the approximately 1,367,372 shares that Ciba already held, result in Ciba owning approximately 47 percent of the outstanding Common Stock of the Company as of February 29, 1996.

    On November 20, 1994, Chiron and Ciba entered into an agreement (the "Governance Agreement") which contains terms relating to the corporate governance of the Company following the Closing and the acquisition and disposition of securities of the Company by Ciba and its subsidiaries. The Governance Agreement provides that, from and after the Closing, the Board of Directors of the Company will be comprised of 11 directors (each, a "Director"), and the number of directors may be increased only as described below. The Nominating Committee of the Board of Directors (the "Nominating Committee") will nominate persons to serve as Directors as described below, and each person so nominated will be included in management's slate of nominees for each annual meeting of the stockholders of the Company. The Governance Agreement further provides that the Nominating Committee will nominate three persons to serve as management Directors (each a "Management Director"), two of whom will be the two most senior executives of the Company and the third of whom will be an employee of the Company (or a person otherwise designated as a Management Director by the Nominating Committee). In addition, Ciba will have the right to designate three persons to serve as Directors (each, an "Investor Director"), any of whom may be officers or employees of Ciba or its affiliates. If, however, Ciba's Percentage Interest (as defined below) for any period is less than 30 percent but at least 20 percent, during that period Ciba will instead have the right to designate for nomination only two Investor Directors, and, if Ciba's Percentage Interest is less than

20 percent for any period, during that period Ciba will instead have the right to designate for nomination only one Investor Director. As used herein, "Ciba's Percentage Interest" means the percentage of voting power, determined on the basis of the number of shares of voting stock actually outstanding, that is controlled directly or indirectly by Ciba or any subsidiary of Ciba (other than the Company and its subsidiaries), including by beneficial ownership. Finally, the Nominating Committee will nominate the remaining Directors (the "Independent Directors"), each of whom must have an outstanding reputation for personal integrity and distinguished achievement in areas relevant to the Company and, under the terms of the Governance Agreement, must meet certain criteria demonstrating such person's independence from both Ciba and the Company. Pursuant to the Governance Agreement, on January 4, 1995, the Board of Directors elected three nominees of Ciba: Dr. Alex Krauer, Mr. Pierre Douaze and Dr. Francois L'Eplattenier, to serve on the Board as representatives of Ciba.

    Under the terms of the Governance Agreement, Ciba agreed that in any election of directors or any meeting of stockholders of the Company called expressly for the removal of directors, so long as the Board of Directors includes (and will include after any such removal) the number of Investor Directors contemplated by the Governance Agreement, Ciba and its affiliates will be present for purposes of establishing a quorum and will vote all their shares of voting stock (i) in favor of any nominee or director selected or removed in accordance with the terms of the Governance Agreement, (ii) in favor of removal of any Director in circumstances where the number of Investor Directors is more than required under the terms of that Agreement and (iii) otherwise against the removal of any director designated in accordance with the Governance Agreement. In any other matter submitted to a vote of the stockholders of the Company, Ciba may vote any or all of its shares in its sole discretion unless such matter was approved by Ciba or a majority of the Investor Directors in accordance with the terms of the Governance Agreement, in which case Ciba and its affiliates will cast all their votes in favor of such matter. Because a majority of the Investor Directors have approved the amendment of the Company's Restated Certificate of Incorporation and the amended 1991 Stock Option Plan which are the subjects of Proposals 2 and 3 of this Proxy Statement, the Company anticipates that Ciba will cast all of its votes in favor of such matters at the Annual Meeting.

    STANDSTILL. Under the terms of the Governance Agreement, during the period beginning at the Closing and terminating at January 15, 2000 (the "First Standstill Period"), Ciba has agreed that it will not, directly or indirectly, purchase or otherwise acquire any Equity Securities (as defined below) from any person other than the Company unless (i) such acquisition is a Market Purchase (as defined below) and (ii) immediately after such purchase or acquisition, Ciba's Percentage Interest would not exceed the greatest of (A) 49.9 percent,
(B) the highest Ciba's Percentage Interest resulting from any acquisition by Ciba or its affiliates of Equity Securities that has been approved by a majority of the Independent Directors as described below and (C) the highest Ciba's Percentage Interest immediately following any action by the Company (including a purchase by the Company of outstanding Equity Securities or a sale of Equity Securities to Ciba or its affiliates by the Company) that increases Ciba's Percentage Interest.

    As defined in the Governance Agreement, "Equity Securities" means (i) the Common Stock and any other voting stock of the Company, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other voting stock or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other voting stock, and "Market Purchase" means an acquisition of Equity Securities that is within the definition of "Rule 10b-18 Purchase" under Rule 10b-18 under the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on November 20, 1994, that satisfies the conditions of paragraph (b) of Rule 10b-18.

    During the period beginning at the end of the First Standstill Period and terminating, if ever, at the date that Ciba and its affiliates become the beneficial owners of all outstanding shares of Equity Securities, Ciba has further agreed that it will not, directly or indirectly, purchase or otherwise acquire any Equity Securities from any person other than the Company unless (i) such acquisition is a Market Purchase and (ii) immediately after such purchase or acquisition, Ciba's Percentage Interest would not exceed the greatest of (A) 55 percent, (B) the highest Ciba's Percentage Interest resulting from any acquisition by Ciba or its affiliates of Equity Securities that has been approved by a majority of the Independent Directors as described below and (C) the highest Ciba's Percentage Interest immediately following any action by the Company (including a purchase by the Company of outstanding Equity Securities or a sale of Equity Securities to Ciba or its affiliates by the Company) that increases Ciba's Percentage Interest.

    Except with respect to a Buyout Transaction (as defined below), the Governance Agreement provides that any other purchase or acquisition of Equity Securities by Ciba or its affiliates from any person other than the Company will require the approval of a majority of the Independent Directors acting solely in the interest of the unaffiliated stockholders and in granting such approval the Independent Directors, unless a majority of them decide otherwise, will require a purchase price for such Equity Securities reflecting a proportionate share of then prevailing Third Party Sale Value (as defined below), except that no such purchase may increase Ciba's Percentage Interest above 79.9 percent.

    As defined in the Governance Agreement, "Third Party Sale Value" means the value that an unaffiliated third party would be expected (based on financial analyses generally used by investment bankers in the preparation of a fairness opinion for an acquisition transaction) to pay for all the Equity Securities of the Company in an arm's-length transaction negotiated by a willing seller and a willing buyer.

    BUYOUT TRANSACTION. The Governance Agreement provides that, notwithstanding the standstill provisions described above, at any time after the sixth anniversary of the Closing, but as early as the fifth anniversary of the Closing, if certain conditions exist, Ciba may propose and consummate a tender offer, merger, sale of substantially all of the Company's assets or similar transaction involving Ciba or one of its affiliates and the Company or the unaffiliated stockholders that (1) offers each unaffiliated stockholder the opportunity to dispose of all Equity Securities owned by such stockholder or otherwise provides for the acquisition of all Equity Securities owned by such stockholder, in each case for consideration reflecting such stockholder's proportionate share of consideration at least equal to Third Party Sale Value (the "Third Party Sale Value Consideration") and (2) for each class of Equity Securities, provides the same consideration for each security within such class (any such transaction being referred to herein as a "Buyout Transaction"). Under the terms of the Governance Agreement, a Buyout Transaction may only be consummated pursuant to certain procedures specified therein.

    The Governance Agreement provides that until Ciba and its affiliates beneficially own all outstanding shares of Equity Securities, Ciba and its subsidiaries will not (i) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission) or seek to advise, encourage or influence any person or entity with respect to the voting of any shares of capital stock of the Company, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership or other entity to initiate any stockholder proposal; or (ii) deposit any shares of voting stock into a voting trust or subject any shares of voting stock to any arrangement or agreement with respect to the voting of such securities or form, join or in any way participate in or otherwise encourage the formation of, with respect to any shares of Common Stock, any group of persons formed for the purpose of acquiring, holding, voting or disposing of voting stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations thereunder, to file a statement on
Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned voting stock representing more than 5 percent of any class of voting stock then outstanding.

                             PRINCIPAL STOCKHOLDERS

    The following are the only persons known by Chiron to own beneficially, as of February 29, 1996, 5 percent or more of the outstanding shares of its Common Stock.

    On February 29, 1996, there were 42,108,818 shares of Chiron Common Stock outstanding.

                                                                                 AMOUNT AND
                                                                                  NATURE OF
                                                                                 BENEFICIAL       PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                            OWNERSHIP (1)    OF CLASS
-----------------------------------------------------------------------------  ---------------  -----------
Ciba-Geigy Limited ..........................................................    19,829,949(2)       47.1%
 Klybeckstrasse CH-4002
 Basel, Switzerland
Jennison Associates Capital Corp. (3) .......................................     2,220,027           5.3%
 466 Lexington Avenue
 New York, NY 10017
The Prudential Insurance Company of America (4) .............................     2,227,704           5.3%
 Prudential Plaza
 Newark, NJ 07102-3777

------------------------
(1) Under the terms of the Governance Agreement, Ciba is permitted to acquire up to 49.9 percent of the Company's Common Stock through market purchases and to participate pro rata in certain issuances of new securities by the Company. In addition, in certain instances, under the terms of a Market Price Option Agreement between Ciba and the Company, Ciba is permitted to purchase Common Stock directly from the Company upon the satisfaction of certain conditions. See "Related Transactions" below for a further discussion of Chiron's relationships with Ciba.

(2) Includes approximately 87,007 shares of the Company's Common Stock which underlie a convertible subordinated note held by Ciba.

(3) According to a Schedule 13G sent to the Company, Jennison Associates Capital Corp. ("Jennison"), an investment adviser, was the beneficial owner of 2,220,027 shares of the Company's stock at December 31, 1995. Jennison reports sole voting power as to 271,981 shares of the Company's stock, shared voting power as to 1,672,903 shares of the Company's stock and shared dispositive power as to 2,220,027 shares of the Company's stock.

(4) According to a Schedule 13G sent to the Company, The Prudential Insurance Company of America ("Prudential"), an insurance company, broker-dealer and investment adviser, was the beneficial owner of 2,227,704 shares of the Company's stock at December 31, 1995. Prudential reports sole voting and dispositive power as to 200,328 shares of the Company's stock, shared voting power as to 1,752,233 shares of the Company's stock and shared dispositive power as to 2,027,376 shares of the Company stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of Chiron as of February 29, 1996, by each director and nominee to the Board of Directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, by such persons and other executive officers of Chiron. All shares are subject to the named person's sole voting and investment power.

                                                                                AMOUNT AND
                                                                                 NATURE OF
                                                                                BENEFICIAL     PERCENT OF
NAME OF BENEFICIAL OWNER                                                       OWNERSHIP (1)   CLASS (2)
-----------------------------------------------------------------------------  -------------  ------------
Lewis W. Coleman.............................................................        14,273        *
Pierre Douaze................................................................         4,250        *
Donald A. Glaser.............................................................        97,457        *
William G. Green.............................................................        81,369        *
Alex Krauer..................................................................         4,250        *
Francois L'Eplattenier.......................................................         4,250        *
Edward E. Penhoet............................................................       256,456        *
William J. Rutter............................................................       608,628         1.4%
Henri Schramek...............................................................        15,760        *
Jack W. Schuler..............................................................        29,603        *
Pieter J. Strijkert..........................................................        13,656        *
Dennis L. Winger.............................................................        75,494        *
C. William Zadel.............................................................           -0-        *
All directors and executive officers as a group (29 persons).................     1,667,348         4.0%

------------------------
(1) This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and, in certain instances, the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. Includes shares which are subject to options or warrants exercisable on or before April 29, 1996, in the following amounts: Mr. Coleman, 13,656 shares; Mr. Douaze, 4,250 shares; Dr. Glaser, 31,802 shares; Mr. Green, 70,344 shares; Dr. Krauer, 4,250 shares; Dr. L'Eplattenier, 4,250 shares; Dr. Penhoet, 163,095 shares; Dr. Rutter, 196,694 shares; Dr. Schramek, 15,760 shares; Mr. Schuler, 28,800 shares; Dr. Strijkert, 13,656 shares; Mr. Winger, 16,473 shares; and all directors and executive officers as a group, 896,059 shares.

(2) Percentage of outstanding Common Stock and of Common Stock that may be acquired upon exercise of outstanding options and warrants on or before April 29, 1996, by the persons named above and by all directors and executive officers as a group. The asterisk (*) indicates that the shares beneficially owned represent less than one percent of the shares outstanding.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

    Chiron has three classes of directors serving staggered three-year terms. Three directors presently serve in Class I, three directors in Class II and four directors in Class III. This year, the following three directors presently serving in Class III are nominated to be reelected for three-year terms expiring in 1999: Dr. William J. Rutter and Messrs. Jack W. Schuler and Lewis W. Coleman. See "Ciba-Geigy Transaction" at pp. 2-4 for a discussion of matters relating to Ciba's voting of shares held by it and its affiliates in any election of directors. Effective December 31, 1995, Dr. Gilbert Amelio, a Class II director, resigned from the Board of Directors, creating a vacancy that has not yet been filled. The Company understands that Dr. L'Eplattenier is not expected to continue to serve as a director following consummation of the pending merger of Ciba and Sandoz Ltd. and, accordingly, will not stand for reelection as a Class III director. Under the Governance Agreement, Ciba may designate a successor for Dr. L'Eplattenier. Until a successor is designated by Ciba and duly nominated and elected, the position held by Dr. L'Eplattenier as a Class III director will be vacant. If a successor is designated by Ciba and duly nominated by the Board prior to the Annual Meeting, the proxies intend to vote all proxies received by them for such nominee.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

    The persons named on the enclosed proxy (the "proxy holders") will vote for election of the above-named nominees unless you have withheld authority for them to do so on your proxy card. In the unanticipated event that a nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable to or who will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed above.

    Information as to the nominees, and as to each other director whose term will continue after the 1996 Annual Meeting of Stockholders, is given below.

                                                                                                              SERVED AS
                    NAME                           AGE                  PRINCIPAL OCCUPATION               DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
CLASS III (1999 CLASS)
  Lewis W. Coleman...........................          54   Senior Managing Director, Co-Director                  1991
                                                             Investment Banking,
                                                             Montgomery Securities
  William J. Rutter..........................          67   Chairman, Chiron Corporation                           1981
  Jack W. Schuler............................          55   Chairman, Stericycle Corporation                       1991

CLASS I (1997 CLASS)
  Donald A. Glaser...........................          69   Professor of Physics, of Molecular                     1991
                                                             Biology, and of Neuroscience,
                                                             University of California, Berkeley
  Alex Krauer................................          65   Chairman of the Board and Chief                        1995
                                                             Executive Officer, Ciba-Geigy
                                                             Limited
  Pieter J. Strijkert........................          60   Chairman of the Board, IntroGene                       1987
                                                             b.v., Pharming b.v. and New Drug
                                                             Research Foundation

CLASS II (1998 CLASS)
  Pierre Douaze..............................          56   Member of the Executive Committee                      1995
                                                             of management, Ciba-Geigy Limited
  Edward E. Penhoet..........................          55   President and Chief Executive Officer,                 1981
                                                             Chiron Corporation
  Henri Schramek.............................          77   Retired; Former Member of the                          1989
                                                             Board of Directors, Ciba-Geigy
                                                             Limited

CLASS III (1999 CLASS)

    LEWIS W. COLEMAN is Senior Managing Director and Co-Director of Investment Banking at Montgomery Securities. Prior to joining Montgomery Securities, Mr. Coleman was Vice Chairman of the Board of Directors and the Chief Financial Officer of BankAmerica Corp. from February 1993 to December 1995. Mr. Coleman joined Bank of America in 1986 as Executive Vice President and Chief Credit Officer, World Banking Group. He also headed the Capital Markets Group and later served from 1990 to 1993 as Vice Chairman of the Board and Head of the World Banking Group at Bank of America.

    WILLIAM J. RUTTER is a cofounder of the Company and has served as its Chairman of the Board since the Company's inception. In 1969, Dr. Rutter joined the faculty of the University of California, San Francisco ("UCSF"), as
Hertzstein Professor, and he served as Chairman of the Department of Biochemistry and Biophysics at UCSF from 1969 to 1982. From August 1983 through April 1989, in addition to his responsibilities at Chiron, Dr. Rutter was the Director of the Hormone Research Institute at UCSF. In May 1989, Dr. Rutter became a full-time employee of Chiron and consequently vacated the Directorship of the Hormone Research Institute. He became Professor emeritus in 1991. Dr. Rutter is a member of the Board of Directors of Ciba.

    JACK W. SCHULER is Chairman of Stericycle Corporation, a company that processes, sterilizes and recycles medical waste. Prior to joining Stericycle, Mr. Schuler was President and Chief Operating Officer of Abbott Laboratories ("Abbott") from 1987 to 1989. He joined Abbott in 1972 as Director of Sales and Marketing for the diagnostics division, and held a series of diagnostic sales and management positions. He served on the Abbott Board of Directors from 1985 to 1989. Mr. Schuler is a member of the Board of Directors of Somatogen and Medtronic, Inc.

CLASS I (1997 CLASS)

    DONALD A. GLASER was a founder of Cetus Corporation, a member of its Board of Directors from 1971 to 1991, and Chairman of the Board of Scientific Advisors of Cetus. He has served on the faculty at the University of California, Berkeley, since 1959. Dr. Glaser received a Nobel Prize in Physics in 1960.

    ALEX KRAUER has been the Chairman of the Board and Chief Executive Officer of Ciba since 1987.

    PIETER  J.  STRIJKERT is  Chairman of  the Board  of three  Dutch companies:
IntroGene b.v., Pharming b.v. and New Drug Research Foundation. Previously, he was a member of the Management Board of Gist-Brocades N.V., a fermentation and pharmaceutical company headquartered in the Netherlands, from 1985 until 1993, and was Chairman of the Supervisory Board of International Bio-Synthetics BV, now called Bio-Specialties Division, a division of Gist-Brocades N.V.

CLASS II (1998 CLASS)

    PIERRE DOUAZE has been a member of the Executive Committee of management of Ciba since 1991 and Head of the Pharma Division of Ciba since 1989.

    EDWARD E. PENHOET, a cofounder of the Company and a director since 1981, has served as Chief Executive Officer since the Company's inception. Dr. Penhoet has been a faculty member of the Biochemistry Department at the University of California, Berkeley, for 24 years. Since 1983, he has been an Adjunct Professor at that university.

    HENRI SCHRAMEK became a director of the Company in April 1989. He was with Ciba for thirty-eight years, having retired from operations in 1983 and having served as a Member of the Board of Directors of that company from 1983 to 1988 and as Vice Chairman of the Board of Directors from 1987 until 1988.

                           COMPENSATION OF DIRECTORS

    The Company pays each non-employee director a retainer fee of $16,000 per year; an additional fee of $2,000 for each meeting of the Board of Directors attended in person; an additional fee of $500 for each telephone meeting of the Board of Directors; and a fee of $200 per hour, to a maximum of $1,000 per day, for time spent on meetings of Committees of the Board of Directors on days when no meeting of the Board of Directors is held. The Company also pays each non-employee director serving as chairman of one of the Board Committees an additional retainer of $5,000 per year.

    Under the Company's 1991 Stock Option Plan (the "Option Plan"), the automatic option grant program provides that each non-employee director will automatically be granted a non-statutory stock option ("Automatic Option Grant") to purchase 3,000 shares of the Company's Common Stock on the last day of the second quarter of each fiscal year, with an option price per share equal to the fair market value (as defined in the plan) of the Common Stock on that annual grant date. The option exercise price is payable in cash, or in shares of Chiron Common Stock held for at least six months, or with the proceeds of a same day sale of the option shares. Each person who is newly elected or appointed as a non-employee member of the Board of Directors after the effective date of the Option Plan (other than on an automatic grant date) will receive, on the date of such election or appointment, an Automatic Option Grant to purchase a pro rata number of shares of Common Stock. Each Automatic Option Grant will have a term of ten years measured from its grant date and will be exercisable at any time for all or any part of the number of granted shares. The shares purchased under the options are subject to repurchase by Chiron at the original exercise price in the event a non-employee director ceases to provide service to Chiron or its subsidiaries as a director, an employee, a consultant or an independent contractor. Chiron's repurchase right will lapse (and the optionee's interest in the purchased shares will vest) in a series of equal annual installments over a five-year period measured from the date of the automatic grant, provided the optionee continues to provide such services. Chiron's repurchase right will lapse in its entirety, and full vesting will occur, if, while providing such services, the optionee dies or is permanently disabled. In the event the optionee ceases to provide services to Chiron or its subsidiaries as a director, an employee, a consultant or an independent contractor, the option may be exercised for a period of three months after the date of such cessation of services (12 months in the case of cessation by reason of disability or death). Discretionary provisions of the Option Plan are not applicable to the Automatic Option Grants. On the effective date of the Option Plan, the terms and conditions of outstanding automatic option grants under the Company's 1982 Stock Option Plan were conformed to the Automatic Option Grants under the Option Plan; however, the term of the options was not extended. See Proposal 3 below at p. 29 for a discussion of amendments to the Company's 1991 Stock Option Plan whereby the formula for granting annual automatic stock options to non-employee directors is changed and an annual grant of automatic share rights for non-employee directors is added.

    Of the current directors, Dr. Penhoet and Dr. Rutter are not eligible to receive Automatic Option Grants because they are employees of the Company. Mr. Schuler has waived his right to receive these grants for so long as he serves as consultant to the Company as described in the following paragraph.

    In December 1991, the Company retained Mr. Schuler as a consultant. The Company agreed to pay Mr. Schuler $200,000 per year of consulting, payable in monthly increments, and granted Mr. Schuler options to acquire 40,000 shares of Chiron Common Stock, vesting on a pro rata basis over four years.

    In May 1992, the Company retained Dr. Donald Glaser to consult with and advise the Company in the fields of general automation and technology and neurobiology over a period of three years ending in January 1995, at an annual retainer of not less than $45,000.

              INFORMATION CONCERNING BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 1995. To assist in the discharge of its responsibilities, the Board of Directors has designated four standing committees. They are a Finance and Audit Committee (now called the "Audit Committee"), a Compensation Committee, an Employee Stock Option Committee and a Nominating Committee. The Governance Agreement provides that each such committee will generally continue to have the same responsibilities as held before the Ciba transaction. The number of Investor Directors on each committee (other than the Nominating Committee) will generally be the same proportion of the total membership of such committee as the number of Investor Directors is of the entire Board of Directors.

    The Audit Committee is responsible for finance, budget, audit, internal control, accounting, and related matters. This Committee, which consisted of Mr. Coleman, as Chairman, Dr. Amelio and Dr. Krauer, held four meetings in the Company's last fiscal year. Following Dr. Amelio's resignation from the Board of Directors on December 31, 1995, the Board of Directors appointed Mr. Schuler as a member of the Audit Committee.

    The Compensation Committee's principal functions are to evaluate the performance of the Company's executive officers, to consider and plan for executive officer succession, to review and approve executive compensation, to review the design and competitiveness of the Company's compensation plans generally and to administer the Company's stock option, stock purchase and executive officer variable cash compensation plans pursuant to the terms of those plans. The members of the Compensation Committee are non-employee directors and are ineligible to participate in any of the plans or programs which are administered by the Committee. This Committee, which consisted of Dr. Amelio, as Chairman, and Drs. Strijkert, Schramek and Krauer and Mr. Coleman, held four meetings in the Company's last fiscal year. Following Dr. Amelio's resignation on December 31, 1995, the Board of Directors appointed Mr. Coleman interim chairman of the Compensation Committee. The Board has also delegated to an Employee Stock Option Committee, composed of Drs. Penhoet and Rutter, authority to make routine stock option grants calculated according to the policies, procedures and methodologies approved from time to time by the Compensation Committee to any employee or consultant except executive officers and directors.

    In February 1994, the Board of Directors established a Nominating Committee. The Nominating Committee is responsible for matters relating to composition of the Board of Directors including recruitment, nomination and succession. Under the terms of the Governance Agreement, the Nominating Committee will initially be comprised of two Independent Directors, one Management Director and one Investor Director. After the fifth anniversary of the Closing, so long as Ciba's Percentage Interest is at least 40 percent, an additional Investor Director will serve on the Nominating Committee. While the Nominating Committee will act by the vote of a majority of its members, the Governance Agreement provides that after the fifth anniversary of the Closing, so long as Ciba's Percentage Interest is at least 40 percent, the Management Director serving on the Nominating Committee will not be able to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand. In addition, after the eleventh anniversary of the Closing, so long as Ciba's Percentage Interest is at least 49 percent, the Governance Agreement provides that the Investor Director members of the Nominating Committee will have a deciding vote to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand (meaning that, with respect to any motion before the committee, if the two Investor Director members vote one way and the two Independent Director members vote the other way, the vote of the Investor Directors will control). No procedure has been established by the Nominating Committee for the consideration of nominees recommended by stockholders. However, stockholders of Chiron are entitled to nominate candidates for director at the Annual Meeting if they have complied with the advance notice procedures contained in the Company's Bylaws. The Nominating Committee, which consisted of Dr. Amelio, Mr. Coleman, Dr. Rutter, Mr. Schuler, and Dr. Krauer, held one meeting in the Company's last fiscal year.

    The Governance Agreement also contemplates the creation in the future of a Strategic Planning Committee with certain responsibilities, described below. The Governance Agreement provides that the Board of Directors will set and approve measurement standards to evaluate the Company's performance for each fiscal year of the Company. The Governance Agreement further provides that the Strategic Planning Committee of the Board of Directors will function from and after any fiscal year for which the Company fails to meet the applicable measurement standards and will continue to function until the measurement standards for a subsequent full fiscal year are fulfilled. The Strategic Planning Committee will, under the terms of the Governance Agreement, prepare and recommend to the Board of Directors a remedial plan intended to restore the Company to compliance with applicable measurement standards. In the event the Company fails to meet the measurement standards for two consecutive fiscal years, the Governance Agreement provides that thereafter until the measurement standards for a subsequent full fiscal year are fulfilled, in addition to the responsibilities of the Strategic Planning Committee described above, the Strategic Planning Committee will have the delegated power of the Board of Directors to set the compensation and terminate the employment of the executive officers of the Company. Under the terms of the Governance Agreement, the Strategic Planning Committee will be comprised of the three Investor Directors, three Independent Directors and one Management Director. While the Strategic Planning Committee will act by the vote of a majority of its members, the Governance Agreement provides that the Management Director serving on the Strategic Planning Committee will not be able to break any tie vote between all the Investor Director members, on the one hand, and all the Independent Director members, on the other hand.

    Each director attended more than 75 percent of the combined total meetings of the Board of Directors and its Committees on which the director served at any time during the year.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain summary information for the fiscal years ended December 31, 1993, 1994 and 1995, concerning compensation paid to or accrued by the Company and its subsidiaries on behalf of, those persons who were, at December 31, 1995, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company ("named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM COMPENSATION
                                                                                            -----------------------------
                                                      ANNUAL COMPENSATION                        AWARD
                                      ----------------------------------------------------  ---------------    PAYOUTS
                                                                            OTHER ANNUAL      SECURITIES     ------------
                                                                            COMPENSATION      UNDERLYING         LTIP
    NAME AND PRINICPAL POSITION         YEAR     SALARY ($)    BONUS ($)         ($)          OPTIONS (#)    PAYOUTS ($)
------------------------------------  ---------  -----------  -----------  ---------------  ---------------  ------------
Edward E. Penhoet ..................       1995   $ 397,917    $ 350,000      $  --               62,175        --
 President and Chief                       1994     373,338      300,000         --               35,000        --
 Executive Officer                         1993     323,122      247,754         --               32,000        --
William J. Rutter ..................       1995     397,917      350,000         --               62,175        --
 Chairman                                  1994     373,334      300,000         --               35,000        --
                                           1993     322,917      247,754         --               32,000        --
C. William Zadel (2) ...............       1995     332,923      254,198         --                5,037     $ 325,215(3)
 Vice President and Chief
 Executive Officer, Ciba
 Corning Diagnostics Corp.
William G. Green ...................       1995     326,667      213,200         --               29,475        --
 Senior Vice President, Secretary          1994     311,000      200,000         --               10,000        --
 and General Counsel                       1993     299,621      125,750         --               17,400        --
Dennis L. Winger ...................       1995     263,717      172,250         --               28,675        --
 Senior Vice President, Finance            1994     248,800      150,000         --               10,000        --
 and Administration, and                   1993     238,750      124,860         --               13,900        --
 Chief Financial Officer

                                        ALL OTHER
                                       COMPENSATION
    NAME AND PRINICPAL POSITION           ($)(1)
------------------------------------  --------------
Edward E. Penhoet ..................  $ 1,426,529
 President and Chief                        4,500
 Executive Officer                          7,075
William J. Rutter ..................    1,426,529
 Chairman                                   4,500
                                            7,075
C. William Zadel (2) ...............    1,178,929(4)
 Vice President and Chief
 Executive Officer, Ciba
 Corning Diagnostics Corp.
William G. Green ...................      616,312
 Senior Vice President, Secretary           4,500
 and General Counsel                        7,075
Dennis L. Winger ...................      151,319
 Senior Vice President, Finance             4,500
 and Administration, and                    6,862
 Chief Financial Officer

------------------------------
(1) "All Other Compensation" includes Company contributions of $4,500 under the Company's, or as to Mr. Zadel, a subsidiary's, 401(k) Plan on behalf of each of the named executives to match pretax elective deferral contributions (included under Salary) made by each named executive to such plan and, as to Mr. Zadel, also includes Company contributions of $27,389 under a supplemental executive retirement plan, on behalf of Mr. Zadel. "All Other Compensation" for 1995 also includes as to Drs. Penhoet and Rutter and Messrs. Green and Winger the following cash payments from Ciba applicable to certain options which first became exercisable in calendar year 1995: Edward
    E. Penhoet -- $1,422,029; William J. Rutter -- $1,422,029; William G. Green -- $611,812 and Dennis L. Winger -- $146,819.

(2) Mr. Zadel was employed by the Company in connection with the acquisition of Ciba Corning Diagnostics Corp. ("CCD") in January 1995 and resigned effective December 31, 1995.

(3) Payment under terms of long-term performance plan of CCD, a wholly-owned subsidiary of the Company as of January 1, 1995, which plan was terminated effective December 31, 1994.

(4) Includes $1,147,040 payable to Mr. Zadel as a result of the termination of his employment, effective December 31, 1995. Certain additional amounts may be payable to Mr. Zadel in certain circumstances. See "Related Transactions" at pp. 25-26 for a discussion of Mr. Zadel's agreement with the Company.

                                 OPTION GRANTS

    The following table sets forth certain information regarding grants of stock options pursuant to the Company's 1991 Stock Option Plan during the fiscal year ended December 31, 1995, to the named executive officers. No stock appreciation rights were granted under that plan during fiscal year 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                           ---------------------------------------------------       POTENTIAL REALIZED VALUE
                           NUMBER OF                                                 AT ASSUMED ANNUAL RATES
                           SECURITIES   % OF TOTAL                                        OF STOCK PRICE
                           UNDERLYING     OPTIONS                                        APPRECIATION FOR
                            OPTIONS     GRANTED TO     EXERCISE OR                       OPTION TERM (3)
                            GRANTED    EMPLOYEES IN    BASE PRICE   EXPIRATION  ----------------------------------
          NAME               (#)(1)     FISCAL YEAR     ($/SH)(2)      DATE       0% ($)      5% ($)     10% ($)
-------------------------  ----------  -------------   -----------  ----------  ----------  ----------  ----------
Edward E. Penhoet........    30,000         1.14%      $   62.125     2/24/05   $        0  $1,172,103  $2,970,337
                             32,175         1.23%          49.750     5/18/05            0   1,006,676   2,551,113
William J. Rutter........    30,000         1.14%          62.125     2/24/05            0   1,172,103   2,970,337
                             32,175         1.23%          49.750     5/18/05            0   1,006,676   2,551,113
C. William Zadel.........     5,037         0.19%          51.125     5/31/05            0     161,951     410,415
William G. Green.........    11,000         0.42%          62.125     2/24/05            0     429,771   1,089,124
                             18,475         0.71%          49.750     5/18/05            0     578,037   1,464,858
Dennis L. Winger.........    10,200         0.39%          62.125     2/24/05            0     398,515   1,009,915
                             18,475         0.71%          49.750     5/18/05            0     578,037   1,464,858

------------------------------
(1) The options become exercisable as to 25 percent of the granted shares on the first anniversary of the date of grant and, for the balance, in equal monthly installments over the 36-month period thereafter, so long as service with the Company or one of its subsidiaries continues, except for option grants expiring 5/18/05 which are exercisable as follows: the options become exercisable as to 33 1/3 percent of the granted shares after each year commencing with 1996 in which the Company satisfies the Measurement Standards determined in accordance with the terms of the Governance Agreement. See "Information Concerning Board Meetings and Committees" above at pp. 9-10 for a description generally of the Measurement Standards. If the Measurement Standards are not met in any year, the options remain outstanding, but unvested, until the earlier of (i) 3 years of satisfaction of the Measurement Standards or (ii) 6 years expire from the date of grant. To the extent not already exercisable, the options generally become exercisable in the event of an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of sale, merger, reorganization or liquidation. However, an outstanding option will not be so accelerated if, in connection with such corporate transactions, the option is either assumed or replaced with a comparable option to purchase shares of capital stock of the successor corporation. As a result of Mr. Zadel's resignation effective December 31, 1995, the options shown for Mr. Zadel expired unvested at the date of his resignation.

(2) Upon exercise, the exercise price and any related tax withholding obligations may generally be paid in cash, or, in the Compensation Committee's discretion, in shares of Common Stock held by the optionee for the requisite period to avoid a charge to Chiron's earnings and valued as of the exercise date, or under certain conditions from the proceeds of a same day sale of the shares acquired upon exercise of the option. The Compensation Committee may also assist an optionee in the exercise of an option by authorizing a loan from the Company for the purchase price and related tax obligations.

(3) In accordance with Securities and Exchange Commission rules, these columns reflect hypothetical gains or "option spreads" that would exist for the respective options. These rules require that the gains be based on assumed rates of annual compounded stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full ten-year option term. The market price of Chiron Common Stock in May 2005 would be $101.20 and $161.14 per share for the first group of options and $81.04 and $129.04 for the second group of options, respectively, at 5 percent and 10 percent annual compounded rates of appreciation, regarding option grants to Drs. Penhoet and Rutter and Messrs. Green and Winger and $83.28 and $132.61 per share, respectively, at 5 percent and 10 percent annual compounded rates of appreciation, regarding the option granted to Mr. Zadel. There can be no assurance that these assumed rates of appreciation or any appreciation will occur.

               OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table provides information with respect to the named executive officers as to option exercises by them in fiscal year 1995 and the unexercised options held by them at the end of fiscal year 1995. No stock appreciation rights were exercised in fiscal year 1995.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                          NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                                         OPTIONS AT FY-END (#)       OPTIONS AT FY-END ($)(1)
                                  SHARES ACQUIRED        VALUE        ----------------------------  --------------------------
             NAME                 ON EXERCISE (#)   REALIZED ($)(1)(2) EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
-------------------------------  -----------------  ----------------  -----------  ---------------  -----------  -------------
Edward E. Penhoet..............         52,947         $4,449,279        143,438         97,790     $10,944,547   $ 5,277,659
William J. Rutter..............         74,348          7,162,788        177,037         97,790      14,825,659     5,277,659
C. William Zadel...............              0                  0              0              0               0             0
William G. Green...............         40,821          3,255,474         65,001         41,053       4,635,759     2,227,475
Dennis L. Winger...............         92,054          5,969,583         11,507         39,014         549,047     2,114,395

------------------------------
(1) Value realized is equal to market price of shares on date of exercise less exercise price and value of unexercised in-the-money options is calculated based on market price of shares at fiscal year-end ($111.3125), less exercise price, with the following exception: with respect to options held by the named executive officers on November 20, 1994 that first become exercisable before or after 1995, each optionee, except Mr. Zadel, was granted the right to surrender for cancellation, that portion of such option relating to 37.33 percent of the underlying shares in return for a cash payment from Ciba equal to (A) the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered and canceled. Of the total amounts listed under the heading "Value Realized", the following amounts reflect the exercise of such rights by each of the named executive officers, except Mr. Zadel,: Edward E. Penhoet, $3,814,755; William J. Rutter, $7,162,788; William G. Green, $2,493,599; Dennis L. Winger, $3,424,533. The FY-End Value for each of the named executive officers, except Mr. Zadel, includes the following amounts that could be realized upon the exercise of the above-discussed rights: Edward E. Penhoet: Exercisable -- $1,192,068, Unexercisable -- $727,401; William J. Rutter: Exercisable -- $0, Unexercisable -- $727,401; William G. Green: Exercisable -- $0,
    Unexercisable -- $220,354; Dennis L. Winger: Exercisable -- $0, Unexercisable -- $191,214.

(2) As described below at p. 24 under "Related Transactions," under the terms of the Investment Agreement, as amended, Ciba paid interest to officers and directors of the Company in connection with their exercise of the payment rights described in footnote 1, including the following amounts to the named executive officers: Edward E. Penhoet, $128,989; William J. Rutter, $214,295; William G. Green, $77,213; Dennis L. Winger, $90,538.

                               PENSION AGREEMENTS

    The Company has entered into supplemental pension agreements with two named executives: William G. Green and Dr. William J. Rutter.

    Mr. Green's supplemental pension agreement is a monthly benefit for life beginning at age 60. The benefit is based on an initial contribution of $110,000, plus an annual contribution for each year of service until Mr. Green is age 60, such that the annual contribution when added to the maximum employee and Company matching contribution under the Company's 401(k) Plan and any future retirement benefit shall not be less than $20,000. This amount shall be increased by an assumed 7 percent interest rate compounded annually. Taking into account certain assumptions about Internal Revenue Code limitations, and assuming Mr. Green makes the maximum 401(k) contribution under the Chiron 401(k) Plan, and receives the maximum matching contribution each year, the actuarial equivalent of Mr. Green's benefit at age 65 would be $48,921 annually for life.

    Dr. Rutter's benefit is meant to indemnify Dr. Rutter, up to an amount of $10,000 in any twelve-month period, for any University of California pension benefits he loses by reason of his change in status with the University from full-time to part-time. From age 65, Dr. Rutter would receive annual payments for life of approximately $6,084, increased each year by a 2.5 percent annual cost of living adjustment.

    In addition, at age 65, Mr. Zadel is entitled to a monthly benefit for life of $6,046 under CCD's pension plan and supplemental retirement plan, under which plans no further benefits are accruing.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, during 1995, Chiron's Compensation Committee consisted of Drs. Amelio, Strijkert, Krauer and Schramek and Mr. Coleman.

    Under the Governance Agreement, subject to certain conditions, Ciba has agreed to nominate (and, at the end of each term, renominate) Dr. Rutter, Chairman of the Company, for election to Ciba's Board of Directors. Dr. Krauer has been the Chairman of the Board and Chief Executive Officer of Ciba since 1987. Under the terms of the Governance Agreement, Dr. Krauer is serving on Chiron's Compensation Committee as a designee of Ciba. See "Ciba-Geigy
Transaction" above at p. 2 and "Related Transactions" below at p. 20 for a further description of Chiron's relationships with Ciba.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

    Decisions on compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. All members of the Compensation Committee during 1995 were non-employee directors. As required by the rules of the Securities and Exchange Commission, this Compensation Committee Report describes the matters considered generally by the Compensation Committee in reaching its decisions regarding compensation for executive officers, including Dr. Edward Penhoet, Chief Executive Officer; Dr. William Rutter, Chairman; and Messrs. William Green, Dennis Winger, and C. William Zadel(2), the executive officers, who together with Drs. Rutter and Penhoet, were the Company's five most highly compensated executives for 1995.

COMPENSATION PHILOSOPHY

    Chiron's executive compensation programs seek to accomplish several major goals:

        - To align the interests of executive officers with the long-term
          interests   of  stockholders   through  participation   in  the
          Company's stock option plan;

        - To motivate executives to achieve important business and individual performance objectives and to reward them when such objectives are met; and

        - To recruit and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in other biotechnology, high technology and pharmaceutical companies.

    The Compensation Committee administers executive compensation to support Chiron's business mission of becoming a leading biotechnology-based healthcare company. For 1995, the Company's compensation program included the following components: (i) a base annual salary; (ii) annual variable cash compensation, which was provided under the 1995 Executive Officer Variable Cash Compensation Plan (the "1995 Plan") as to those officers subject to Section 162(m) of the Internal Revenue Code (which includes all of the Senior Executives)(3); and
(iii) long-term equity-based incentives in the form of stock options.

------------------------
(1) The material in this report and under the caption "Common Stock Price Performance Graph" are not "soliciting material," are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

(2) Mr. Zadel was the President of CCD until his resignation effective December 31, 1995. His compensation for 1995 was determined exclusively by: (i) the terms of his employment when CCD was acquired by the Company effective on January 1, 1995 and (ii) the terms of an agreement with the Company regarding his severance discussed below at p. 25 under "Related Transactions".

(3) The term Senior Executives means Drs. Rutter and Penhoet and Messrs. Green and Winger. The Senior Executives, together with Mr. Zadel, were the five most highly compensated executives of the Company for 1995.

COMPENSATION COMMITTEE PROCEDURES AND PERFORMANCE CONSIDERATIONS REGARDING 1995 EXECUTIVE COMPENSATION

    In February of each year, the Compensation Committee meets to consider the Company's performance and the performance of each executive officer for the prior year. For 1995, this meeting occurred on February 22 and 23, 1996. The Committee reviewed the performance of the Company, its business units, and the executive officers, other than the Senior Executives, and approved base salary recommendations for 1996 and variable cash compensation for performance in 1995 for each of them at its meeting on February 22, 1996. The Committee sought input from Drs. Penhoet and Rutter, the Chief Executive Officer and Chairman of the Board, regarding the performance of all other executive officers. The Committee solicited the views of seven other executive officers of the Company regarding the performances of Drs. Rutter and Penhoet. The Committee also met with the remaining non-employee directors to consider further the performances of Drs. Rutter and Penhoet. The Committee approved the base salary for 1996 for each of the Senior Executives on February 23, 1996. It also certified the accomplishment of the performance objective under the 1995 Plan -- an increase over 1994 of greater than 20 percent in operating earnings before taxes, as adjusted for certain extraordinary items. The Committee exercised its discretion as permitted by that plan to reduce the variable compensation awards for the Senior Executives to the levels shown in the Summary Compensation table at p. 11. Similar meetings occurred in February 1995 to review performance of the Company and executive officers in 1994 and to determine each executive officer's base salary for 1995.

    The Compensation Committee concluded that the Company's overall performance in 1995 justified favorable consideration of all executive officers, including the Senior Executives, for increases in base salary for 1996, for stock option awards and, subject to the 1995 Plan as applied to the Senior Executives, for awards of variable cash compensation. The Committee noted the overall financial and operational performance of the Company in 1995 and its success in effecting the fundamental repositioning of each of its business units for sustainable and profitable growth and to play important strategic roles in the markets each serves. The Committee specifically considered the following: In 1995, the Company more than doubled in employees and sales. The acquisition and integration of CCD into Chiron Diagnostics was accomplished while expanding the sales and profit contribution of the diagnostics business at rates exceeding those of the diagnostics industry as a whole. The acquisition and integration of IOLAB into Chiron Vision nearly doubled the revenues of Chiron Vision and positioned its cataract business strongly among the top three companies in the market. The acquisition and integration of Viagene, Inc. into Chiron Technologies strengthened the Company's position in a fundamental enabling technology for pharmaceutical development. In 1995, Chiron developed and initiated implementation of strategic initiatives in each of its business units to continue and accelerate its transformation into a leading healthcare company based on biotechnology.

    Based on the favorable determination of Company performance, the principle factors which were used to fix each executive officer's salary increase, variable cash compensation award, and stock option award were the subjective evaluation of the individual's performance and, where relevant, the performance of the officer's business unit or functional area of responsibility and survey information concerning corresponding elements of compensation for benchmark positions from a survey group of comparable companies. Officers subject to the 1995 Plan were entitled to variable cash compensation determined as a result of achievement of the performance objective established under that plan for 1995. The stock option grants to the Senior Executives in 1995 are set forth in the option grant table on p. 12. In determining the size of these grants, the Committee did not consider the number of stock options previously awarded, whether vested or unvested, or the aggregate number of outstanding stock options held by the recipients of the current awards.

SURVEY COMPARISONS FOR 1995

    The Committee continued for 1995 the Company's general approach that base salaries for executive officers should be compared to the median (50th percentile) of base salaries for benchmark positions in comparable companies. Further, the Compensation Committee intends that a significant portion of total cash compensation (salary plus variable compensation) should be in the form of a variable annual cash award that is "at risk", dependent on individual, business unit and overall Company performance.

    The Company has retained Hewitt & Associates, an independent compensation consulting firm ("Hewitt"), to evaluate the appropriateness of the Company's executive compensation programs. That firm has provided the Compensation Committee with survey data using analyses of benchmark positions from a group of selected biotechnology, high technology and pharmaceutical companies ( the "Survey Group") with whom the Company competes for the recruitment and retention of executive personnel. Median annual sales for 1995 of the Survey Group as a whole were $3.4 billion. The common stock performance graphs on pp. 19-20 of this proxy statement provide stock performance information for groups of companies that include some, but not all, of the companies included in the Survey Group.

    The survey information serves as a general reference for the Company and the Compensation Committee. However, because of many other factors, including those described above and the inherent lack of comparability between any individual officer's responsibilities, performance, and value to the Company and the average information from the Survey Group, no element of any executive officer's compensation is determined solely or principally by reference to the survey information. The survey information concerning base salaries of benchmark positions shows that the Company's overall salary structure for executive officers is slightly above the 50th percentile level of the Survey Group on a size-adjusted basis and below the 50th percentile of the Survey Group on an unadjusted basis. The survey information regarding total cash compensation indicates that executive officers' total cash compensation (salary and variable compensation) in the aggregate is in the third quartile of the Survey Group on a size-adjusted basis and at or slightly below the median for most benchmark positions of the Survey Group on an unadjusted basis.

LONG TERM INCENTIVES -- STOCK OPTIONS AND PERFORMANCE UNITS

    The Compensation Committee believes that stock option awards under the Company's 1991 Stock Option Plan serve to align the long-term interests of the Company's executive officers with those of its stockholders and contribute importantly to the recruitment and retention of executive personnel. Under the 1991 Stock Option Plan, the Company's executive officers are eligible to receive grants of options to purchase shares of the Company's stock. The options are generally granted upon initial employment and annually thereafter with exercise prices generally equal to the prevailing market price at date of grant. Therefore, stock options will have value to the executive only to the extent that the market price for the Company's stock increases. Stock option grants generally become exercisable or "vest" in increments over four (4) years, so long as service of the option recipient with the Company continues.

    Executive officers, including the Senior Executives, received two stock option awards in 1995. The first of these were annual awards, as described above, in which vesting occurs over four years of continued service with the Company. The second award, in May 1995, represented a first step to align long-term, equity-based incentive compensation with performance objectives. The Senior Executives and other senior managers within the Company received "performance-accelerated" stock options for which vesting will occur as to one-third of the shares subject to each such option at the end of each calendar year commencing with 1996 in which the Company meets or exceeds the "Measurement Standards". The Measurement Standards are a set of performance objectives determined annually by the Board of Directors to satisfy the terms of the Governance Agreement between Chiron and Ciba. If the Measurement Standards are not met in any year, the option vesting is not accelerated, but the options remain outstanding and unvested, to become exercisable only upon achievement of the Measurement Standards in a future year, or after May 2001, for those options held by recipients then still employed by the Company.

    As described in this proxy statement under Proposal 3, to strengthen further the link between compensation and performance objectives, the Company is amending its 1991 Stock Option Plan to provide for the award of restricted shares, share rights and share units which become vested ONLY if and to the extent that specific performance objectives are achieved ("performance units"). The Compensation Committee, based on Hewitt's analysis, expects that annual stock option grants will provide long-term incentive compensation for executive officers, including the Senior Executives, at approximately the 50th percentile level of the Survey Group and that achievement of higher compensation through equity-based incentives up to approximately the 75th percentile level of the Survey Group will depend upon achievement of performance objectives. The Committee has awarded performance units in 1996 which will vest, if at all, in 1999 based upon the three-year relative total shareholder return, as measured by dividend yield and cumulative stock price appreciation of Chiron Common Stock as compared to two stock market indices -- The AMEX Biotechnology Index and the Standard & Poor's Health Care Composite Index.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Dr. Penhoet has the title President and Chief Executive Officer of Chiron. Many senior managerial responsibilities, however, are shared between Drs. Penhoet and Rutter. Effective February 1, 1995, the Compensation Committee had established base salaries of $400,000 for each of them, representing an increase of approximately 6.7 percent from 1994. On February 23, 1996, the Committee approved a variable cash compensation award under the 1995 Plan for fiscal year 1995 for Drs. Penhoet and Rutter of $350,000 each, based on the achievement in 1995 as certified by the Committee of the 1995 performance objective -- an increase over 1994 of greater than 20 percent in operating earnings before taxes, as adjusted for certain extraordinary items. The Committee fixed the base salary and exercised its permitted discretion under the 1995 Plan as to Dr. Penhoet after considering: his contribution to building long-term stockholder value through employee development, external relations and skillful management of corporate interactions, and his ability to work effectively with external and internal constituencies and collaborators. The Committee fixed the base salary and exercised its discretion under the 1995 Plan as to Dr. Rutter after considering: his overall leadership, the contribution of his strategic vision and the dramatic transformation of the Company's business units and strategies in 1995. The Committee also considered corresponding elements of compensation for comparable positions from the Survey Group. The base salary and total cash compensation of each of Drs. Rutter and Penhoet are below the median of the Survey Group on an absolute and a size-adjusted basis.

    As described above, the Compensation Committee granted stock options to Drs. Rutter and Penhoet, and the other Senior Executives in 1995 in the amounts set out in the option grant table on p. 12. The awards to Drs. Penhoet and Rutter were based on, among other things, subjective assessment of their respective past contributions, and anticipated future contributions to the Company.

    As shown in the option exercise table on p. 13 above, Dr. Penhoet exercised stock options during 1995 that were granted to him in 1987 and which expire in 1997. The options had an exercise price per share equal to the market price of a share of the Company's Common Stock on the date the options were granted, and became exercisable or "vested" in increments with Dr. Penhoet's continued employment with the Company. The amounts realized by Dr. Penhoet through exercise of these stock options resulted solely from appreciation of the Company's stock price during his tenure as Chief Executive Officer of the Company. Dr. Rutter exercised no stock options in 1995. During 1995, Drs. Penhoet and Rutter also exercised the right granted to Chiron option holders at November 20, 1994 by Ciba to surrender certain eligible stock options for cancellation in consideration of a cash payment from Ciba of $117 a share less the exercise price. Compensation received as a result of such option surrender is described in footnote 1 to the option exercise table on p. 13.

POLICY REGARDING SECTION 162(m)

Section 162(m) limits federal income tax deductions for compensation paid to each of the chief executive officer and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. The Compensation Committee expects to continue to use the 1995 Plan, stock options and performance units awarded under the amendments to the 1991 Stock Option Plan being proposed for consideration by the stockholders at the 1996 Annual Meeting, in order to preserve federal income tax deductions that might otherwise be limited by
Section 162(m), so long as the Committee considers such use to be in the best interest of the Company and its stockholders.

    The Compensation Committee, nevertheless, may award stock options, other equity-based compensation or variable cash compensation under plans or procedures that are not intended to qualify for exemption to the Section 162(m) limitations. As described above under Long-Term Incentives, the Company has developed programs to link long-term, equity-based incentive compensation to performance objectives. The Compensation Committee has approved in concept the implementation in 1996 and 1997 of global strategic approaches to compensation in which: (i) a portion of each executive officer's long-term, equity-based incentives will be in the form of performance units, subject to stockholder approval of amendments to the 1991 Stock Option Plan as described in Proposal 3 of this proxy statement, and (ii) executive officer annual variable cash compensation will be linked to achievement of annual, quantifiable "success metrics" that grow from the Company's strategic plan and are implemented through annually updated operating plans of the Company and each of its business units. The Compensation Committee elected not to grant awards under the 1995 Plan for 1996, because it felt that the variable cash compensation for 1996 of all executive officers should be administered consistently, using the Company's "success metrics" as performance objectives. The success metrics contain performance milestones that are insufficiently objective to satisfy Section 162(m). Accordingly, to the extent that the variable cash compensation for 1996 of any of the five most highly compensated officers, together with other compensation that does not qualify for the performance-based exceptions, exceeds $1,000,000 in 1997, the Company will lose a tax deduction. It is not expected that the compensation of any executive officers will exceed $1,000,000 in 1997, unless an officer elects to receive all or a portion of the cash payments that may be made by Ciba to certain holders of Chiron stock options, which payments are not exempt from the application of the Section 162(m) limitations.

                                          COMPENSATION COMMITTEE
                                          Lewis W. Coleman, ACTING CHAIRMAN
                                          Alex Krauer
                                          Henri Schramek
                                          Pieter J. Strijkert

                      COMMON STOCK PRICE PERFORMANCE GRAPH


    The first graph below compares cumulative total stockholder return on the Common Stock of Chiron for the five years ended December 31, 1995, with the cumulative total return on the NASDAQ Global Stock Index, the Hambrecht & Quist Health Care Stock Index, and the NASDAQ Pharmaceuticals Stock Index over the same period.



    The second graph compares cumulative total stockholder return on the Common Stock of Chiron for the five years ended December 31, 1995, with the cumulative total return on the Standard & Poor's Health Care Composite Index and the AMEX Biotechnology Index over the same period. The Compensation Committee has adopted these indices for use in measuring corporate performance as discussed above in the Compensation Committee Report on Executive Compensation at pp. 16-17. Subject to stockholder approval of the Amended 1991 Stock Option Plan which is the subject of Proposal 3 in this proxy statement, the Compensation Committee has awarded performance units in 1996 which will vest, if at all, in 1999, based upon the 3-year relative total shareholder return, as measured by dividend yield and cumulative stock price appreciation of Chiron Common Stock as compared to the Standard & Poor's Health Care Composite Index and the AMEX Biotechnology Index. For these reasons, the Company has elected to provide information comparing the Company's total return with the newly selected indices in addition to the indices used last year.


    The graphs assume $100 were invested on December 31, 1990, in Chiron, and each of the indices, and that dividends were reinvested. The comparisons in the graphs are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           CHIRON STOCK    NASDAQ - GLOBAL STOCK INDEX    NASDAQ PHARMACEUTICALS STOCK INDEX    H&Q HEALTH CARE STOCK INDEX
1990                 100                            100                                   100                            100
1991                 159                            160                                   266                            243
1992                 128                            185                                   221                            208
1993                 191                            214                                   197                            162
1994                 183                            207                                   148                            163
1995                 251                            288                                   271                            274

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           CHIRON STOCK   S&P HEALTHCARE INDEX    AMEX BIOTECH INDEX
1990                 100                    100                   100
1991                 159                    151                   291
1992                 128                    123                   233
1993                 191                    109                   158
1994                 183                    120                   112
1995                 251                    185                   182

                              RELATED TRANSACTIONS

    From April 1987 through December 31, 1994, Chiron and an affiliate of Ciba each owned a 50 percent equity interest in The Biocine Company, a joint venture partnership formed for vaccine research. In 1992, Chiron and Ciba acquired the vaccine business of Sclavo S.p.A. of Siena, Italy, and renamed this business Biocine S.p.A. Through December 31, 1994, Chiron and Ciba each owned 50 percent of Biocine S.p.A and shared equally in its management, profits and losses and capital funding requirements.

    In November 1994, Chiron and Ciba entered into the Investment Agreement which provided for the creation of a strategic partnership between the two companies and a partial tender offer by Ciba to purchase approximately 38 percent of the Company's outstanding Common Stock and the sale by Ciba to Chiron of its interests in The Biocine Company and Biocine S.p.A as well as all of the issued and outstanding shares of CCD ("the Ciba Biocine Business" and "CCD Shares"), in consideration for which Chiron sold to Ciba 6,600,000 shares of Chiron Common Stock and made a cash payment to Ciba of $24 million. The sale to Chiron of the Ciba Biocine Business and CCD Shares was completed effective January 1, 1995 (the "Closing").

    The Investment Agreement provides that after the Closing, Ciba shall issue to a bank selected by Ciba and reasonably acceptable to the Company (the "Selected Bank") a guarantee for the benefit of the Company (the "Ciba Guarantee") pursuant to which Ciba will guarantee for the benefit of the Company a credit facility provided by the Selected Bank. The principal amount of the Credit Facility that may be outstanding at any time is $425 million (the "Maximum Borrowing Amount"), except that the Maximum Borrowing Amount shall be reduced by $1.50 for each $1.00 in additional funding (up to $50 million in such additional funding) requested by the Company under the Limited Liability Company Agreement described below. The Company shall repay any outstanding amounts under the Credit Facility to the extent such amounts exceed the Maximum Borrowing Amount. The Company may not borrow or reborrow any amounts under the Credit Facility after the fifth anniversary of the Closing unless Ciba and the Company otherwise agree.

    The Investment Agreement provides further that simultaneously with the issuance of the Ciba Guarantee, the Company shall execute and deliver a reimbursement agreement (the "Reimbursement Agreement")
pursuant to which the Company will agree to reimburse Ciba for any payments made by Ciba pursuant to the Ciba Guarantee as well as all reasonable out-of-pocket costs and expenses incurred by Ciba in connection with the Ciba Guarantee. The Company's obligations under the Reimbursement Agreement will be fully collateralized by any collateral, including equity securities of the Company, that is reasonably acceptable to Ciba. The Reimbursement Agreement also will contain a negative pledge covenant with respect to the collateral and such other terms and conditions as are customary to reimbursement agreements of its type. Pursuant to the above-described terms, in 1995, Ciba guaranteed a revolving credit facility for the benefit of the Company in the amount of $50 million and the Company executed a reimbursement agreement as to such amount.

    In connection with the acquisition of CCD by the Company from Ciba, all existing indebtedness of CCD and its subsidiaries to Ciba was consolidated into a single loan from Ciba to CCD evidenced by a promissory note in the amount of $50,760,000, maturing January 1, 2000. At December 31, 1995, interest of $3,255,777, at a variable rate based on LIBOR, had accrued on the principal amount outstanding under that promissory note. In addition, certain Ciba subsidiaries engaged in the business of commercial finance make lines of credit available to certain overseas subsidiaries of the Company. Accrued interest and fees payable to Ciba by the Company under such credit facilities in 1995 totaled $303,000. The interest rate and charges on both the note and these facilities are more favorable to the Company than would be the terms reasonably available to the Company under comparable financing from any unaffiliated institutional lender.

    To implement the research funding commitment by Ciba in the Investment Agreement, during 1995, Ciba and the Company entered into a Limited Liability Company Agreement, under which Ciba will purchase interests in a newly formed Limited Liability Company (the "LLC") as a means of providing funding. The Agreement contains the following terms: (i) during the period commencing on December 28, 1995, and ending on December 31, 1999 (the "Funding Period"), Ciba will fund, at Chiron's request, research and development expenses incurred by the Company on or after January 1, 1995, for certain Funded Projects currently under development which initially consist of adult vaccines, pediatric vaccines and Insulin-like growth factor-I; (ii) during the Funding Period, the Company shall be entitled to propose additional Funded Projects from time to time which the Company wishes Ciba to fund or partially fund; (iii) subject to the limitations set forth below, Ciba will fund its share of all development costs of Funded Projects, which shall be 100 percent, or such lesser amount as the parties may agree (but not in excess of the maximum funding provided for in the Investment Agreement); (iv) the obligation of Ciba to fund Funded Projects shall be subject to the following limitations: (a) in no event shall Ciba be obligated to provide funding to the Company in any calendar year during the Funding Period for Funded Projects in an amount in excess of (x) $34,000,000 in 1995, (y) $123 million in 1996 and (z) for calendar years thereafter, equal annual portions of the remaining unexpended aggregate amount under (b) below; and (b) in no event shall (x) the aggregate amount of funding provided to the Company by Ciba LESS
(y) the aggregate amount of any payments to or profits paid or earned by Ciba in connection with any product or products developed in any Funded Projects at any time during the Funding Period exceed $250,000,000; provided, however, that such amount may be increased, at the Company's request, to up to $300,000,000 in consideration of a reduction in the Maximum Borrowing Amount (as defined above) at the rate of $1.00 of increased research and development funding for each $1.50 reduction of the Credit Facility; (v) in consideration of the funding provided by Ciba for the Funded Projects, and subject to the Company's buy-out right described below, but without thereby guaranteeing the successful conclusion of any project included in the Funded Projects, Ciba will receive, through its interest in the LLC, an interest in a stream of variable royalties in future worldwide sales from certain adult vaccines, pediatric vaccines and Insulin-like growth factor I (the "Products") and an interest in promotional rights, in countries other than in North America and Europe, for certain adult vaccines; (vi) in the event that the Company requests funding for additional Funded Projects in the future, the Company will offer Ciba, through its interest in the LLC, the opportunity to share in additional product opportunities, which may be in the form of royalties, profit sharing or participation in distribution or sales activities in selected geographic markets or otherwise; and (vii) the Company shall have the right, but not the obligation, to buy out Ciba's interest in the LLC (including Ciba's interest in royalties, co-promotion and other product rights) upon tender by the Company to Ciba of payment in the amount of the Buyout Amount (as described below) provided that such right shall expire if such tender is not made prior to January 1, 2002.

The "Buyout Amount" means, as of the time of tender the amount equal to (i) the sum of all payments made by Ciba to the Company to purchase interests in the LLC prior to such time, PLUS (ii) interest on such amount at LIBOR from the date of payment to the date of tender, LESS (iii) the aggregate amount of all payments or profits received by Ciba in distributions from the LLC and in co-promotion profits, LESS (iv) interest on the amount referenced in (iii) at LIBOR. The Company shall be entitled to make the payment of the Buyout Amount in the form of cash or Common Stock, or a combination of the two. In the event of a buyout, Ciba retains certain distribution rights with respect to adult vaccines as to which it has then exercised its promotion rights. Under the terms of the Limited Liability Company Agreement, the Company received $27 million of funding from Ciba during 1995. Chiron anticipates receiving substantial additional funding from Ciba in future periods, pursuant to the terms of the Agreement.

    Ciba  and  the  Company   have  also  entered   into  the  Cooperation   and
Collaboration Agreement regarding research and development collaborations, marketing and manufacturing arrangements, access of each party to the other party's technology and reciprocal most favored nation rights regarding certain licenses. The agreement provides a mechanism by which either party may make specific proposals for areas of research and development collaboration with the other and retain a 90-day right of first negotiation with respect to such areas. Neither party to such agreement has the right to enter into any material research and development collaboration related to the Company's strategic mission with any third party if such third party's only material contribution to the collaboration is expected to be funding, unless such party has first offered the other party the opportunity to enter into such collaboration on the same terms as such third party, provided that such restrictions shall not apply to collaborations with non-commercial sources of funding, including grants, or to financing arrangements with third parties in which the consideration to the third party is the return on financing. In addition, under the Cooperation and Collaboration Agreement, the parties have (x) a reciprocal right of first refusal with respect to marketing certain products developed by the other party or with respect to which the other party has the right to market and (y) a reciprocal right of first negotiation with respect to manufacturing certain products developed by the other party or with respect to which the other party has the right to manufacture.

    The first collaboration project between the Company and Ciba contemplated under the Cooperation and Collaboration Agreement is in the field of combinatorial chemistry. In November 1995, the Company and Ciba entered into a collaboration agreement under which Ciba will pay $26.0 million to Chiron, over a five-year period and subject to certain adjustments, in exchange for a non-exclusive, perpetual license to utilize Chiron's combinatorial chemistry techniques. In addition, the parties will collaborate to utilize combinational chemistry technology to identify potential products in selected target areas. The agreement provides for research funding by Ciba, and certain upfront, milestone and royalty payments, as well as product commercialization rights for both parties. In the fourth quarter of 1995, Chiron received a payment from Ciba of $5.5 million under the terms of the agreement.

    Under the Governance Agreement, so long as Ciba has the right to designate for nomination at least one Investor Director, subject to certain exceptions, if the Board of Directors authorizes the issuance of any Equity Securities after the Closing, Ciba will have the right to purchase its Pro Rata Share of such securities. As used herein, "Pro Rata Share" means the fraction of an entire issuance of securities, the numerator of which shall be the number of shares of Common Stock owned by Ciba and its affiliates (other than the Company and its subsidiaries) immediately prior to such issuance of such securities and the denominator of which shall be the aggregate number of shares of Common Stock outstanding immediately prior to such issuance of such securities. If Ciba shall elect to purchase any such securities, such securities will be issued and sold to Ciba by the Company at the same time and on the same terms and conditions as the new securities are issued and sold to third parties (except that, if such securities are issued for consideration other than cash, Ciba shall pay the fair market value thereof, as determined in accordance with the Governance Agreement).

    Ciba and the Company have also entered into the Market Price Option Agreement pursuant to which Ciba shall have the right to purchase shares directly from the Company under the circumstances described below. Pursuant to the Market Price Option Agreement, the Company granted to Ciba Biotech Partnership, Inc., an affiliate of Ciba ("Ciba Biotech") an irrevocable option (the "Option") to purchase on each exercise closing date, on the terms and subject to the conditions set forth therein, up to the number of newly-issued shares (the "Option Shares") equal, as of the related Exercise Date (as defined below), to the number of Shares that Ciba would be permitted to purchase from persons other than the Company as of such Exercise Date under the Governance Agreement.

    The Market Price Option Agreement provides that the Option may be exercised by Ciba Biotech (or its designee, which designee must be Ciba or a direct or indirect wholly-owned subsidiary of Ciba), in whole or in part, at any time, or from time to time (the date of any such exercise being referred to as an "Exercise Date"), during the period beginning upon the Closing and ending on the date that Ciba and its affiliates become the beneficial owners of all outstanding shares of Equity Securities, so long as an Exercise Condition (as defined below) shall exist on such Exercise Date; provided, however, that Ciba Biotech may not exercise the Option at any time unless it owns Equity Securities representing at least 30 percent of the aggregate number of votes entitled to be voted in an election of directors of the Company by all the outstanding voting stock. The Option may be repeatedly exercised by Ciba Biotech; provided, however, that each exercise of the Option for fewer than the maximum number of Shares then issuable pursuant to an exercise of the Option shall be for at least that number of shares that results in a purchase price of $1,000,000.

    Pursuant to the Market Price Option Agreement, an "Exercise Condition" shall exist if any of the following conditions are satisfied: (i) Ciba Biotech concludes that it is in any way legally (including as a result of any regulation) restricted from purchasing or otherwise acquiring any Equity Securities from any person other than the Company, including any restriction resulting from Ciba Biotech's possession of any non-public material information regarding the Company; (ii) Ciba Biotech concludes that there is insufficient liquidity in the open market to permit it to (A) purchase on the open market the amount of Equity Securities it desires to purchase within the time period during which it desires to make such purchases or (B) make such purchases within such time period without such purchases unduly affecting the price of any of such Equity Securities, in which case the Option may be exercised to the extent of such insufficient liquidity as determined by Ciba Biotech, or (iii) Ciba's Percentage Interest is below 50 percent and Ciba Biotech desires, and is permitted under the Governance Agreement, to increase Ciba's Percentage Interest to a percentage exceeding 50 percent; provided that if as of any Exercise Date the only existing Exercise Condition is the condition specified in clause (iii) above, then Ciba Biotech shall not purchase through the exercise of the Option on such date any Shares that would increase Ciba's Percentage Interest to greater than 51 percent. The purchase price for any Shares purchased pursuant to an exercise of the Option shall be the Fair Market Value of such shares.

    Ciba and the Company have also entered into the Subscription Agreement pursuant to which the Company shall have the right, exercisable at any time and from time to time during the eleven year period following the Closing, to require Ciba Biotech to acquire Common Stock of the Company directly from the Company at Fair Market Value (as defined below) up to the Subscription Amount. "Subscription Amount" means, initially $500,000,000, and thereafter, such amount as reduced by the aggregate price paid from time to time after the Closing by Ciba Biotech or any of its affiliates to the Company or any subsidiary of the Company for each purchase from the Company or any subsidiary of the Company of any Equity Securities of the Company by any of them, whether pursuant to the Market Price Option Agreement, the Governance Agreement, the Subscription
Agreement or otherwise except for (i) purchases by Ciba Biotech or its affiliates in connection with collaborations entered into by Ciba Biotech or its affiliates and the Company in accordance with the terms of the Cooperation and Collaboration Agreement or (ii) Equity Securities issued to Ciba or its affiliates in accordance with the terms of the Limited Liability Company Agreement. Ciba Biotech's obligation to purchase any shares pursuant to the Subscription Agreement will be subject to the satisfaction as of the applicable closing date of certain conditions.


    Except as described in the second paragraph of "Related Transactions" above at p. 20, in fiscal year 1995, Ciba did not purchase any securities from the Company pursuant to the Market Price Option Agreement, the Governance Agreement, the Subscription Agreement or otherwise.


    The Governance Agreement provides that the Company will not enter into any material transaction with Ciba or any of its affiliates after the Closing (other than those expressly contemplated by the Investment

Agreement, the Governance Agreement or any other Ancillary Agreement) unless a majority of the Independent Directors or holders of a majority of the voting power of the voting stock which is held by unaffiliated stockholders approve such transaction.

    The Company and subsidiaries received revenue of $10,348,800 in 1995 from sales of products and services to Ciba, including revenue of $6,721,800 for promotional services provided in connection with the sale of Ciba's product Aredia-Registered Trademark-.

    In connection with the acquisition of CCD from Ciba by the Company, Ciba agreed that Ciba and its subsidiaries would continue for a reasonable period to provide to CCD and its subsidiaries administrative and similar services and incidental research and development services. Such services are required to be provided at Ciba's cost. Use of Ciba services has been expanded where Ciba has been determined to be the best available source for a particular service or phased out where more attractive alternative sources for a service have been identified. In 1995, the Company paid Ciba $195,000 for purchasing and distribution support, $832,000 for overseas office support, $640,000 for data processing, telecommunications and information services and $550,000 for research and development services. For 1996, budgeted payments to Ciba for these services are approximately $196,000 for purchasing and distribution support, $738,000 for overseas office support, $872,000 for data processing, telecommunications and information services and $165,000 for research and development services.

    In fiscal year 1995, Biocine S.p.A., a subsidiary of the Company, incurred approximately $662,000 of commissions on the sale of vaccines by Ciba and its affiliates. In addition, Biocine S.p.A. earned approximately $507,000 in interest income during fiscal year 1995 from an interest-bearing deposit in a financing subsidiary of Ciba.

    Under the terms of the Investment Agreement, all holders of options to acquire shares of Common Stock under Chiron's 1991 Stock Option Plan on November 20, 1994, including executive officers and directors of the Company, were granted certain cash payment rights in connection with the Ciba transaction. Each optionee was granted the right to receive a cash payment from Ciba with respect to options outstanding on November 20, 1994, equal to (A) 37.33 percent of the number of shares of Common Stock with respect to which each such option would first become exercisable in calendar year 1995 multiplied by (B) the difference between $117 per share and the exercise price per share of such option with respect to such shares ("1995 Cash Payments"). In fiscal year 1995, the Company paid 1995 Cash Payments to eligible option holders totaling approximately $24,124,000 and Ciba reimbursed the Company for such amounts as well as payroll taxes totaling approximately $1,453,000 associated with the payments. With respect to the remaining shares of Common Stock subject to each such option (i.e., those shares with respect to which the option first becomes exercisable before or after 1995), each optionee was granted the right, exercisable at any time during which such option remains outstanding and is exercisable with respect to such shares, to surrender for cancellation that portion of such option relating to 37.33 percent of such shares in return for a cash payment from Ciba equal to (A) the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered and canceled ("Option Participation Payment"). In fiscal year 1995, Ciba paid approximately
$59,541,000 to eligible option holders in connection with the surrender for cancellation of such options and reimbursed the Company for payroll taxes totaling approximately $1,447,000 associated with the payments.

    The grant and exercise of any 1995 Cash Payment or Option Participation Payment right with respect to any executive officer (i.e., an officer subject to Section 16 of the Exchange Act) or director of the Company was approved by the Compensation Committee and was made subject to stockholder approval of the grant of such right at the Company's 1995 stockholder meeting, which approval was received on May 18, 1995. Under the terms of the Investment Agreement, as amended, Ciba agreed that once stockholder approval was obtained, Ciba would make all such payments to executive officers and directors to which such persons would have been entitled at the Closing, increased at a rate of 6 percent per annum calculated from the Closing to the date such payment was actually made by Ciba, provided that such increased payments were required only for payment rights exercised within 5 business days after stockholder approval was obtained. Under this provision, Ciba made cumulative interest payments of approximately $845,000 to the Company's executive officers and directors in connection with their exercise of payment rights.

    The Company agreed that if any of the above-described cash payments by Ciba to Chiron executive officers, alone or when aggregated with other compensation payable to any such executive officers, constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and/ or would subject such individuals to a tax under Section 4999 of the Internal Revenue Code, the Company may pay such executive officers such additional amount or amounts as shall be necessary to assure that, on any date, the net after-tax amount realized by such executive officers from the compensation paid as a result of such cash payments from Ciba plus such additional amount shall equal the net after-tax amount that such individuals would have realized from the cash payment from Ciba if such additional tax were not imposed.

    During 1995, in connection with the Company's acquisition of CCD from Ciba, the Company and Ciba each contributed $12.5 million to pay transitional costs to preserve through the date of the acquisition the value of retirement benefits earned by CCD employees under its defined benefit retirement plan. In addition, Ciba and the Company each contributed approximately $500,000 to resolve transitional issues affecting CCD's employee post-retirement life insurance benefits.

    In 1990, the Company entered into agreements with Bios Chile ("Bios"), a Chilean biotechnology company in which Dr. Pablo Valenzuela, Senior Vice President, holds an ownership interest. Dr. Bernardita Mendez, Vice President, Regulatory and Quality Affairs, who is married to Dr. Valenzuela, is the daughter of the general manager of Bios. Under the agreements, as amended: (a) Dr. Valenzuela will be permitted to contribute up to 20 percent of his work time in any year to Bios; (b) Chiron acquired 19 percent of the outstanding stock of Bios upon payment of $100,000, plus an option to acquire up to 50 percent of the outstanding stock upon payment of an additional $100,000; (c) Chiron will contribute equipment to Bios with a value of $250,000 in the first year of the agreement and $50,000 a year for ten years thereafter; (d) Chiron will pay a maximum of $25,000 per year for each of the next ten years for reasonable costs and expenses incurred by Dr. Valenzuela while performing services for Bios. In return, Bios will perform research services for Chiron valued at not less than $200,000 in the first year of the agreement and $50,000 a year for ten years thereafter. The agreement between the companies further contemplates the supply of certain biotechnological services and supplies by Bios to Chiron having a value of no less than $100,000 in each of the three years following its effective date. Chiron will have the right to commercialize, outside Latin America, any product of Bios and Bios will have the right to sell certain Chiron reagents for research purposes. In fiscal year 1995, the Company paid to Bios a total of $78,100 under various provisions of the above-mentioned agreements. Under a separate letter of intent relating to development of protocols for the Company's subsidiary CCD, CCD made a payment to Bios of $25,000 in fiscal year 1995. The Company anticipates that a definitive agreement between CCD and Bios will be signed, under the terms of which Bios would undertake the research work agreed upon for a fee of approximately $125,000.

    Mr. Lewis Coleman, a director of the Company, was Chief Financial Officer of BankAmerica Corp. until December 1995. During fiscal year 1995, the Company paid approximately $74,000 to a BankAmerica Corp. subsidiary in fees incurred in the ordinary course of business in connection with the management of a portion of Chiron's investment portfolio. The Company also maintains routine banking relationships with Bank of America N.T. & S.A., a subsidiary of BankAmerica Corp. The Company believes that fees and costs associated with all of these services are customary and reasonable in relation to the services rendered.

    Mr. Jack W. Schuler, a director of the Company, is chairman of Stericycle Corporation, a company that processes, sterilizes and recycles medical waste. During fiscal year 1995, the Company and its subsidiaries paid approximately $93,000 to Stericycle for services rendered.

    Mr. C. William Zadel, Vice President and Chief Executive Officer of CCD until his resignation on December 31, 1995, entered into an agreement with the Company in June 1995 regarding the termination of his employment which provides the following: (i) in lieu of any payment for 1995 under CCD's long-term incentive plan, CCD agreed to pay him $171,200 following the termination of his employment; (ii) on January 1, 1996, and January 1, 1997, CCD agreed to pay him lump sum payments of $650,560 and $325,280, respectively, which amounts represent approximately 18 months of salary and target short-term and long-term cash compensation; (iii) in the event he has not accepted a successor position by July 1997, CCD will pay him a monthly severance amount of $54,213 per month up to 6 months and $28,533 per month up to an additional 6 months, until he accepts a successor position, but in no event for more than 12 months in the aggregate; (iv) until he accepts a successor position, CCD will maintain in effect for his benefit the medical, dental and life insurance coverage he held in June 1995, but in no event for more than 30 months after the termination of his employment; and (v) in lieu of his participating in the post-retirement medical program established for eligible CCD employees following the acquisition of CCD by the Company, the Company will pay him a lump sum of $33,000.

    In September 1990, Mr. William Green, Senior Vice President, Secretary and General Counsel, entered into an agreement with the Company which provides that the Company will maintain life insurance for him in the amount of $500,000 and that in the event Mr. Green's contributions or premiums associated with health or dental insurance exceed $4,500 in any year, the Company will pay the excess. Mr. Green's agreement with the Company further provides that in the event the Company terminates his employment without cause, all options to purchase shares of Common Stock of the Company granted to Mr. Green on his date of hire will immediately vest. All such options had vested in accordance with their terms by December 31, 1995.

    Pursuant to the provisions of an executive loan program adopted by the Board of Directors to promote stock ownership by executive officers ("Executive Loan Program"), in December 1995, the Company provided a loan of $351,250 to Mr. Green to enable him to purchase 10,000 shares of Chiron Common Stock through the exercise of a stock option. Mr. Green agreed: (1) to pledge to the Company 10,000 shares of Chiron Common Stock acquired by him as security for the loan and (2) that the shares will be subject to an additional restriction on transfer which will lapse as to fifty (50) percent of the shares after one year and the remainder after two years. The loan bears an interest rate of 8.5 percent and is due in full on or prior to December 29, 1997. As of December 31, 1995, the amount outstanding on the loan to Mr. Green, including interest, was $351,250. During the fiscal year ended December 31, 1995, the largest aggregate amount of indebtedness outstanding on the loan was $351,250.

    The Company has made several loans to Dr. Dino Dina, Vice President, Virology and Vaccine Development, and President, Chiron Biocine Company, to assist him in the rebuilding of his residence following its destruction in the October 1991 Oakland/Berkeley fire and pending resolution of insurance coverage disputes. In December 1992 and January 1993, the Company loaned Dr. Dina a total of $200,000 at a variable prime interest rate. The loan was due in full on or prior to December 8, 1995. On April 1, 1993, the Company loaned Dr. Dina an additional $200,000 at a variable prime interest rate. The loans were secured by a second deed of trust on the property and a pledge of stock whereby Dr. Dina granted Chiron a security interest in 10,000 shares of Chiron Common Stock owned by him. On April 12, 1994, Dr. Dina partially repaid the loans made in December 1992 and January 1993. On January 31, 1995, Dr. Dina repaid in full the amounts outstanding on the two remaining loans. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1995 on the two loans to Dr. Dina was $296,543.

    Pursuant to the provisions of the Executive Loan Program, in December 1993, the Company provided a loan of $408,000 to Dr. Dina to enable him to purchase 34,000 shares of Chiron Common Stock through the exercise of a stock option. Dr. Dina agreed: (1) to pledge to the Company 34,000 shares of Chiron Common Stock acquired by him as security for the loan; (2) that the shares would be subject to an additional restriction on transfer which would lapse as to fifty (50) percent of the shares after one year and the remainder after two years and (3) that in the event he left the employ of the Company prior to the lapse of the transfer restriction, for any reason other than death or permanent disability, the shares then subject to a restriction on transfer would be subject to repurchase by the Company at the original stock option exercise price. The loan bore an interest rate equal to the average yield on the Company's aggregate investment portfolio adjusted quarterly and was due in full on or prior to December 8, 1998. On January 31, 1995, Dr. Dina repaid in full the amount outstanding on this loan. During the fiscal year ended December 31, 1995, the largest aggregate amount of indebtedness outstanding on the loan to Dr. Dina was $428,100.

    In September 1994, the Company provided a loan of $200,000 to Dr. William J. Link, Vice President of the Company and Chief Executive Officer of Chiron Vision Corporation, to assist him in financing his principal residence. The loan has a fixed interest rate of 7.75 percent and is due in full on or prior to September 2, 1999. The loan is secured by a second deed of trust on the property. As of December 31, 1995, the amount outstanding on the loan to Dr. Link, including interest, was $203,875. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1995 on the loan to Dr. Link was $203,875.

    In October 1993, the Company provided a loan of $400,000 to Dr. Mickey S. Urdea, Vice President, Nucleic Acid Systems Research and Development, to assist him in the renovation of a residence. The loan bears an interest rate equal to the average yield on the Company's aggregate investment portfolio adjusted quarterly. In December 1995, Dr. Urdea partially repaid the amount outstanding on the loan and the Company agreed to extend the due date of the remaining amount from October 11, 1995, to October 11, 1996. The loan is secured by a second deed of trust on the property. As additional security for the loan, Dr. Urdea has agreed to transfer to the Company stock underlying vested stock options to purchase 3,000 shares of Chiron Common Stock held by him when acquired. As of December 31, 1995, the amount outstanding on the loan to Dr. Urdea, including interest, was $335,832. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1995 on the loan to Dr. Urdea was $392,818.

    In October and November 1992, prior to his becoming an executive officer of the Company, the Company provided two loans totaling $183,000 to Mr. Robert
Blackburn, Vice President and Chief Patent Counsel, to assist him in the purchase of a primary residence. The first loan for $133,000 had a variable prime interest rate, was due in full on or prior to April 25, 1995, and was secured by a pledge of stock whereby Mr. Blackburn granted Chiron a security interest in 36,000 shares of Chiron Common Stock underlying stock options held by him. The second loan for $50,000 had a variable prime interest rate, was due in full on or prior to April 25, 1995, and was secured by a second deed of trust on the property. On April 18, 1995, Mr. Blackburn repaid in full the amounts outstanding on the two loans. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1995 on the two loans to Mr. Blackburn was $187,151.

    In February 1994, in connection with his recruitment and relocation, the Company provided a loan of $450,000 to Dr. David Martin, Senior Vice President, and President, Chiron Therapeutics until April 30, 1995, to assist him in the purchase of a residence. The loan bore a variable prime interest rate and was due in full on or prior to February 9, 1999. The loan was secured by a second deed of trust on Dr. Martin's property in Pennsylvania. Dr. Martin left the Company in April 1995 and all amounts outstanding on Dr. Martin's note were repaid on his behalf. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1995 on the loan to Dr. Martin was $474,645.

    In August 1994, the Company provided a loan of $200,000 to Mr. Dennis L. Winger, Senior Vice President and Chief Financial Officer, to assist him in the purchase of real property. The loan bore an interest rate of 7.25 percent and was due in full on or prior to June 1, 1996. The loan was secured by a second deed of trust on Mr. Winger's residence. In July 1995, Mr. Winger repaid the loan in full. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1995 on the loan to Mr. Winger was $200,000.

    In January 1995, prior to his becoming an executive officer of the Company, the Company provided a loan of $150,000 to Mr. Mario Lorenzoni, Vice President and Chief Executive Officer of Biocine S.p.A. The loan bore an interest rate of
8.5 percent and was due in full on or prior to March 30, 1995. The loan was secured by a pledge of stock whereby Mr. Lorenzoni granted Chiron a security interest in 4,316 shares of Chiron Common Stock underlying stock options held by him. Mr. Lorenzoni repaid the loan in full in February 1995. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1995 on the loan to Mr. Lorenzoni was $151,398.

    In July 1995, the Company's subsidiary Chiron b.v. provided a loan of $150,000 to Mr. Alain Herrera, Vice President and President, Chiron b.v., to assist him in the purchase of real property. The loan bore an interest rate of 5.5 percent and was due in full on or prior to July 10, 1998. The loan was secured by a second deed of trust on Mr. Herrera's residence. Mr. Herrera repaid the loan in full in October 1995. The largest aggregate amount of indebtedness outstanding during the fiscal year ended December 31, 1995 on the loan to Mr. Herrera was $149,026.

    The Company has indemnification agreements with directors that (i) confirm the present indemnity provided to them by the Company's Bylaws and give them assurances that this indemnity will continue to be provided despite future changes in the Bylaws and (ii) provide that, in addition, the directors shall be indemnified to the maximum extent permitted by law against all expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred or paid by them in any action or proceeding, including any action by or in the right of the Company, on account of their service as a director, officer or similar official of any other company or enterprise when they are serving in such capacities at the request of the Company. The indemnification agreements further provide that expenses incurred by a director in such cases shall be paid by the Company in advance, subject to the director's obligation to reimburse the Company in the event it is ultimately determined that the director is not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreement. However, no indemnity will be provided to any director under the agreements as described in clause (ii) of the first sentence of this paragraph on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest, or to constitute willful misconduct. In addition, no indemnification will be provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect of any suit in which judgment is rendered against a director for an accounting of profits made from a purchase or sale of securities of the Company in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or of any similar statutory provision, or on account of any remuneration paid to a director which is finally adjudged to have been paid in violation of law. The indemnification agreements also contain provisions designed to protect the Company from unreasonable settlements or redundant legal expenditures.

                                  PROPOSAL 2:
                    APPROVAL OF AMENDMENT TO CHIRON RESTATED
                          CERTIFICATE OF INCORPORATION

    On February 23, 1996, the Chiron Board approved, subject to stockholder approval, an amendment to Chiron's Restated Certificate of Incorporation (the "Chiron Certificate") increasing the number of shares of Common Stock that Chiron is authorized to issue from 100 million to 500 million (the "Amendment").

    The Chiron Board has determined that an increased number of authorized shares of Chiron Common Stock is in the best interest of the Company and its stockholders. Chiron intends to use authorized and unissued shares of Chiron Common Stock for various corporate purposes, including, but not limited to, possible future financing and acquisition transactions, possible recapitalization through a stock split or stock dividend, and other corporate purposes. Authorized and unissued shares of Chiron Common Stock may be issued for the foregoing purposes by the Chiron Board without further Chiron stockholder action being necessary unless the issuance is in connection with a transaction for which stockholder approval is otherwise required under applicable law, regulation or agreement.

    Pursuant to the Fifth Article of the Chiron Certificate, Chiron is authorized to issue 100 million shares of Common Stock. If the Amendment is approved, such number will be increased to 500 million. As of February 29, 1996, there were 42,108,818 outstanding shares of Chiron Common Stock. An additional 10,955,202 shares of Chiron Common Stock have been reserved for issuance upon exercise of stock options, warrants and upon conversion of Chiron's and Cetus's Debentures convertible into Chiron Common Stock on or before 2000 and 2002, respectively, unless previously redeemed.

    If this proposal is adopted by Chiron stockholders, the first sentence of the Fifth Article of the Chiron Certificate and Subpart 2 of said Fifth Article will read as follows:

       FIFTH: This corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "common stock". The total number of shares which this corporation is authorized to issue is five hundred five million (505,000,000). Five million (5,000,000) shares shall be Preferred Stock and five hundred million (500,000,000) shares shall be common stock. The Preferred Stock shall have a par value of $0.01 per share; the common stock shall have a par value of $0.01 per share.

       2.  COMMON STOCK

       The common stock may be issued from time to time in one or more series. Four Hundred Ninety-nine million five hundred thousand (499,500,000) shares of common stock are designated "Common Stock." All other series of common stock shall collectively consist of five hundred thousand (500,000) shares and shall be designated, as a group, "Restricted Common Stock."

    The full text of the Fifth Article of the Chiron Certificate reflecting the Amendment is attached as Annex 1 and is incorporated by reference.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT TO CHIRON RESTATED CERTIFICATE OF INCORPORATION.

    The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, a quorum being present, is necessary to approve the Amendment to Chiron's Restated Certificate of Incorporation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO CHIRON'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY FROM 100 MILLION TO 500 MILLION.

                                  PROPOSAL 3:
                     APPROVAL OF AMENDED STOCK OPTION PLAN

GENERAL


    The Board of Directors has adopted, subject to stockholder approval, amendments to the Chiron 1991 Stock Option Plan ("Plan" or "1991 Plan"), which include:



    (1) Changes to the automatic annual stock option grant program of the Plan, which implement a new formula for determining the number of shares underlying the automatic stock options granted to non-employee directors. The Plan currently provides for the automatic annual grant to non-employee directors of stock options on 3,000 shares of Common Stock. As amended, this annual automatic grant will be calculated based upon the average stock price of the Common Stock over the preceding 12-month period. Based on this average stock price, if annual stock options to each non-employee director had been granted on February 29, 1996, 1289 shares of Common Stock would have been subject to each such option. The amended Plan also provides for additional automatic awards to non-employee directors in the form of "automatic share rights."



    (2) The provision of performance units, which are restricted shares, share rights and share units awarded to corporate vice presidents and other executive officers designated by the Compensation Committee ("162(m) executives") which comply with the requirements of Internal Revenue Code ("Code") Section 162(m) ("performance units"). The performance units would vest based on the attainment of one or more pre-established performance goals over a specified performance period. The administration of the performance units is intended to satisfy all requirements imposed by Section 162(m) to prevent the application of the $1 million annual deduction limit on executive compensation to certain awards under the Plan.



    The 1991 Plan was adopted originally by the Board of Directors ("Board") on June 14, 1991, and, as subsequently amended, was approved by stockholders on December 10, 1991, May 13, 1993, and May 18, 1995. Any awards granted under the amended provisions of the Plan will be granted subject to stockholder approval. If stockholder approval is not obtained, awards under the Plan will continue to be granted in accordance with the Plan provisions in effect before the Board adopted the amendments. As of January 1, 1996, approximately 3986 employees (including officers and directors), 28 independent contractors and consultants, and 8 non-employee directors are eligible to participate in the Plan. The Plan, as proposed to be amended ("Amended Plan"), is attached as Annex 2, to which reference is made for a complete statement of the Plan provisions. The market price of Chiron Common Stock on February 29, 1996 was $111.375. The following summary of certain Amended Plan provisions is qualified, in its entirety, by reference to the Amended Plan.

GENERAL DESCRIPTION OF CHIRON 1991 STOCK OPTION PLAN AS AMENDED

    Pursuant to Securities and Exchange Commission rules, the Plan is described below in its entirety, incorporating the proposed amendments.

PURPOSE

    The purpose of the Plan is to enable Chiron to attract and retain employees, including officers and directors, non-employee directors, independent contractors and consultants and to offer incentives and rewards that will encourage such individuals to acquire a proprietary interest in the Company, to build value for stockholders, and to continue in the service of the Company and its subsidiaries.

ADMINISTRATION


    The Plan is administered by a committee or committees (the "Committee") appointed by the Board from among its members. Administration of the Plan with respect to officers subject to Section 16 of the Exchange Act will be by members who are "disinterested persons" as that term is defined in Rule 16b-3 under that Act. With respect to establishing, administering and certifying performance units, the composition of the Committee is intended to comply with Code Section 162(m). The Committee is generally authorized to construe and interpret the Plan, to establish appropriate rules and regulations, to select employees, independent contractors and consultants of the Company and its subsidiaries for participation and to specify the terms of awards granted under the Plan. Members of the Committee may be removed by the Board. In determining the terms, conditions and amount of each award, the Committee may take into account various criteria, including, among others, salary grade and individual and Company performance.


    Chiron will pay all costs of administration of the Plan. The cash proceeds received by Chiron from the issuance of shares pursuant to the Plan will be used for general purposes.

SHARES AND TERM

    The stock subject to awards granted under the Plan is Chiron's authorized but unissued or reacquired Common Stock ("Common Stock") or shares of one or more series of Chiron's authorized but unissued or reacquired Restricted Common Stock (in the aggregate, "Company Stock"). The rights, preferences and privileges, together with restrictions and limitations, and the number of shares of each series of Restricted Common Stock issuable under the Plan, will be set forth in Chiron's Certificate of Determination of Preferences of Common Stock as in effect from time to time during the term of the Plan. The Company may repurchase shares in the open market or otherwise.

    Initially, the stockholders approved for issuance under the Plan, 4,500,000 shares of Company Stock in addition to the shares of Company Stock previously authorized by stockholders and remaining for issuance under the Chiron Corporation 1982 Stock Option Plan ("1982 Plan") and the Chiron Corporation 1984 Non-Qualified Plan ("Non-Qualified Plan") on December 10, 1991 (897,204 shares). Except as otherwise limited by the terms of this Plan, this amount will be subject to adjustment annually, without further stockholder approval, commencing on January 1, 1992, to authorize the grant of awards upon that number of additional shares of Company Stock equal to 1.50 percent of the number of Chiron Common Equivalent Shares outstanding as of the end of the preceding fiscal year. "Chiron Common Equivalent Shares" are the total number of shares of Common Stock outstanding plus the total number of shares of Common Stock issuable upon conversion or exercise of outstanding warrants, options and convertible securities. Not more than 4,500,000 shares of Company Stock, plus the number of shares of Company Stock remaining for issuance under Chiron's 1982 Plan and Chiron's Non-Qualified Plan on the effective date of this Plan may be subject to Incentive Stock Options ("ISO") granted under this Plan. In no event will more than 500,000 shares of Restricted Common Stock be issued under this Plan.

    To the extent that an option expires or is terminated, or is canceled or forfeited for any reason (other than surrendered for a cash appreciation payment) without having been exercised in full, any remaining shares allocable to the unexercised portion of such option shall again become available for subsequent grants under the Plan. To the extent that a share right or share unit expires or is terminated, or is canceled or forfeited for any reason without being paid in cash or shares of Company Stock, any remaining shares allocable to the unpaid portion of such share right or share unit shall become available again for subsequent grants under the Plan. Restricted shares that have been issued but forfeited or repurchased by the Company shall not be available for the grant of new awards under the Plan. Shares attributable to the payment of a share unit in cash, and the payment of cash or a cash appreciation distribution upon the surrender or exercise of a stock option, or the payment of cash in lieu of shares under a restricted share or a share right, and shares forfeited or repurchased by Chiron pursuant to its forfeiture and repurchase rights under the Plan will not be available for subsequent grants under the Plan.

    No individual may receive awards under the Plan over its term with respect to more than 1 million shares of Common Stock.

ELIGIBILITY

    Employees, including officers and directors, non-employee directors, consultants and independent contractors of the Company or its subsidiaries, are eligible to receive awards under the Plan. 162(m) executives may receive performance unit awards in addition to or in lieu of other awards granted under the Plan. Non-employee directors are eligible only for automatic awards, as described below.

GRANTS TO AWARD HOLDERS OF STOCK OPTIONS, RESTRICTED SHARES, SHARE RIGHTS, SHARE UNITS, AND PERFORMANCE UNITS

    The Committee may, from time to time, grant awards to one or more award holders that it determines is eligible to participate in the Plan. An award may be in the form of a stock option, restricted share, share right, share unit, or performance unit.


    In order to assist an award holder in the acquisition of Company Stock pursuant to an award, the Committee may authorize the Company to extend secured or unsecured credit to the award holder (other than pursuant to the automatic award provisions of the Plan). The Committee may also permit an award holder to elect to have shares of the Company's Common Stock held by the award holder for the requisite period to avoid a charge to the Company's earnings ("Previously Owned Shares") applied to satisfy any withholding tax obligation incurred in connection with the award and may require or permit a portion of any Common Stock otherwise issuable under an award to be paid in cash instead of stock and applied to such a withholding tax obligation.


    STOCK OPTIONS

    Under the terms of the Plan, the Committee may grant an ISO, which satisfies the requirements of Section 422 of the Code, or a non-statutory option ("NSO"), which is not intended to satisfy the requirements of Section 422 of the Code.

    The Committee may determine the number of shares of Company Stock issuable under an option as well as the exercise date, the exercise price, and the exercise period of an option. However, the exercise price of an option may not be less than eighty-five percent (85 percent) of the fair market value (as defined in the Plan) of the option shares on the date of the grant of the option, or in the case of an ISO, one hundred percent (100 percent) of the fair market value of the option shares on the date of the option grant. Generally, effective August 13, 1993, except for substitute options as defined in the 1991 Plan, fair market value of a share of Common Stock on any relevant date will be the average between the reported high and reported low price on the date in question of one share of Common Stock on the Nasdaq National Market System, rather than being based on a ten (10) day average as had previously been used to determine fair market value under the 1991 Plan.

    The duration of an option may not exceed ten years. Notwithstanding the foregoing, substitute options (defined below) will have exercise prices, terms and conditions determined in accordance with the relevant option agreements and adjusted, where applicable, for their conversion to options on Chiron Common Stock, and the terms of automatic option grants will be as described under "Automatic Awards to Non-Employee Directors."

    Following stockholder approval of the 1991 Plan and upon consummation of the mergers between Chiron and Cetus, Protos, and Chiron Ophthalmics, outstanding options under those companies' stock option plans and Chiron's prior option plans (including related limited stock appreciation rights) were converted, in the manner and at the exchange ratio specified in the merger agreements, into options to acquire Common Stock under this Plan. On the Effective Date of the Plan, outstanding automatic option grants under the Chiron 1982 Plan were conformed, other than to extend the term, to the automatic option grants under the Plan. Collectively, these options will be known as "substitute options."

    The exercise price is generally payable in full in cash or, in the Committee's discretion, in Previously Owned Shares or, under certain conditions, the proceeds of a same day sale of the award shares, or by means of the extension of secured or unsecured credit to the optionee.

    RESTRICTED SHARES, SHARE RIGHTS, AND SHARE UNITS

    Restricted shares, share rights, and share units may be granted independently of other compensation or in lieu of compensation that would otherwise be paid in cash or stock options, whether at the election of the award holder or otherwise. The number of restricted shares, share rights or share units to be awarded in lieu of any cash compensation amount or number of stock options shall be determined by the Committee in its sole discretion and need not be equal to such foregone compensation in fair market value. Restricted shares, share rights and share units may be awarded in tandem with stock options, so that a portion of such award becomes payable or becomes free of restrictions only if and to the extent that the tandem options are not exercised or are forfeited, subject to such terms and conditions as the Committee may specify. The terms, conditions and restrictions to which restricted shares, share rights and share units are subject will be determined in the sole discretion of the Committee, and may vary from grant to grant. The Committee shall determine whether any consideration is to be received by the Company or its subsidiaries as a condition precedent to the issuance of restricted shares or shares issued pursuant to share rights.

    With respect to restricted shares and share rights, the Committee may provide award holders with an election to receive a percentage of the total value of the Company Stock subject to their restricted shares or share rights in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee shall specify.

    A. Restricted Shares

    Restricted shares are shares of Company Stock, the retention and transfer of which is subject to terms and conditions (based on performance standards, periods of service or otherwise) determined by the Committee. At the time the restricted share award is made, the Committee will establish a restriction period applicable to such award. Generally, the award holder will have the right to enjoy all stockholder rights during the restriction period, except that a breach of the terms and conditions established by the Committee pursuant to the restricted share award will cause a repurchase or forfeiture of the restricted share award.

    B. Share Rights

    A share right consists of the right, subject to terms and conditions (based on performance standards, periods of service or otherwise) as the Committee shall establish, to receive shares of Company Stock, and if determined by the Committee, cash dividend equivalents.

    C. Share Units

    A share unit consists of the right to receive an amount in cash equal to the fair market value of one share of Company Stock on the date of valuation of the unit, including, if determined by the Committee, a cash dividend equivalent, less such amount, if any, as the Committee shall specify. The Committee shall determine the terms and conditions (based on performance standards, periods of service or otherwise), if any, to which any such payment will be subject. The award holder shall not be entitled to any interest in or to any dividend, voting, or other rights of a stockholder.

    D. Performance Units



    Effective March 8, 1996, 162(m) executives are eligible to receive performance units which consist of a restricted share, share right or share unit that vests upon the attainment of pre-set performance goals (established by the Committee) over a specified performance period. The Committee administering performance units is intended to satisfy the requirements of Code Section 162(m). The Committee may provide for different levels of payouts based on relative performance toward a performance goal. Final payouts are subject to the approval of the Committee, and the Committee has the absolute discretion to reduce or cancel, but not increase, any payout.



    Performance units may be based on one or more of the following criteria over a specified period: total shareholder return; the achievement of a specified closing or average closing price of Common Stock; the absolute or percentage increase in the closing or average closing price of Common Stock and/or one or more of the following measures of the Company's net income for the specified performance period determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income or a percentage or absolute dollar increase in net income, earnings per share or a percentage or absolute dollar increase in earnings per share, or return on assets employed or equity or a percentage or absolute dollar increase in return on assets employed or equity; or the Company's absolute gross revenues or a percentage or absolute dollar increase in gross revenues for the specified performance period determined in accordance with generally accepted accounting principles as consistently applied by the Company. The performance units may be based on the Company's performance alone, or the Company's performance may be measured against variously weighted published benchmark indices that the Committee determines are representative of the Company's peer group, which indices may include the Standard & Poor's Health Care Composite Index, the Standard & Poor's Health Care Diversified Index, the AMEX Biotechnology Index, among others.


    For purposes of the Plan, net income and gross revenues shall be net income and gross revenues of the Company and its consolidated subsidiaries as reported by the Company and certified by its independent public accountants, but the Committee in fixing any goal may exclude any or all of the following if they have a material effect on annual net income or gross revenues: events or transactions that are either unusual in nature or infrequent in occurrence (such as restructuring/reorganization charges, the purchase or sale of in process technology, the sale or discontinuance of a business segment, the sale of investment securities, losses from litigation, the cumulative effect of changes in accounting principles, and natural disasters), depreciation, interest or taxes.

CORPORATE TRANSACTIONS

    In the event of an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, reorganization, or liquidation ("Corporate Transaction"), each of the following awards will be automatically accelerated so that (1) options become fully exercisable with respect to the total number of shares purchasable under the options, (2) restrictions on restricted shares will be eliminated, and the shares will immediately vest, and (3) share rights and share units will immediately vest and become payable. The Committee may also provide for the automatic termination of repurchase rights upon the occurrence of a Corporate Transaction.

    However, the terms and conditions of any outstanding award will not be changed if the award is either assumed by the successor corporation, or replaced with a comparable award by the successor corporation.

AUTOMATIC AWARDS TO NON-EMPLOYEE DIRECTORS

    On the last business day of the second quarter of each fiscal year of the Company after March 8, 1996 ("automatic grant date"), each incumbent, continuing non-employee director (including each director newly elected or appointed on the automatic grant date) will automatically receive an NSO ("automatic option grants") to purchase that number of whole shares of Common Stock determined by dividing $100,000 by the average stock price of a share of Common Stock over the preceding 12-month period. Each person who is newly elected or appointed as a non-employee director on a date other than an automatic grant date will receive, on the date of such election or appointment, an automatic option grant to purchase a pro rata number of shares of Common Stock, depending on the number of months the non-employee director will serve as a director before the next automatic grant date.


    Each automatic option grant will have the following terms: (1) the exercise price will be equal to the fair market value of the Common Stock on the date of grant, payable in cash, or in shares of Common Stock held at least six months, or with the proceeds of a same day sale of the option shares; (2) the term of the option will be ten years; (3) the option will expire if not exercised within ninety days after the optionee ceases to serve as a director, an employee, a consultant, or an independent contractor, or within twelve months after the optionee ceases to provide such services due to disability or death, (4) each automatic option grant will be exercisable at any time for all or any part of the number of granted shares, and (5) the shares will be subject to repurchase by the Company at the original exercise price if a non-employee director ceases to provide services to Chiron or its subsidiaries as a director, an employee, a consultant or an independent contractor.

    The Company's repurchase rights will lapse and the optionee's interest in the purchased shares will vest in equal annual installments over five years from the date of grant, provided the optionee continues to provide services to the Company. However, the optionee will be immediately and fully vested upon death or disability.


    Each incumbent, continuing non-employee director elected or appointed before March 8, 1996, who is serving as such on the first automatic grant date occurring after that date, will automatically be granted, (i) on that first automatic grant date, the right to receive shares of Common Stock ("automatic share right") for the number of whole shares purchasable with $40,000 ("$40,000 share right"), and (ii) on each subsequent automatic grant date while the individual is serving as a non-employee director, an automatic share right to purchase the number of whole shares purchasable with $25,000 ("$25,000 share right"). Each non-employee director newly elected or appointed after March 8, 1996 will automatically be granted a $40,000 share right on the date of such election or appointment. On each automatic grant date occurring after the new director's election or appointment and while the individual is serving as a non-employee director, the non-employee director will automatically be granted a $25,000 share right. However, if the non-employee director is newly elected or appointed on a date other than an automatic grant date, then on the first automatic grant date occurring after such election or appointment, the non-employee director will be granted a pro rated $25,000 share right, based on the number of months the individual served as a non-employee director before such automatic grant date. The dollar values will be subject to cost-of-living increases.


    The share rights will vest in equal annual installments over five years from the date of grant, and shares will be issued in satisfaction of the share rights, provided the non-employee director continues to provide services to the Company. However, the non-employee director will be immediately and fully vested upon death or disability.

ADJUSTMENTS

    Options, restricted shares, share rights, share units, and any agreements evidencing such awards shall be subject to adjustment by the Committee as to the number and, if applicable, price of shares of stock or other consideration obligation subject to such awards in the event of changes in the outstanding stock due to a change in the corporate or capital structure of the Company. In the event of any such change in the outstanding stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

CANCELLATION AND REGRANT OF OPTIONS

    Under the Plan, the Committee has the authority to effect at any time, with the consent of the affected option holders, the cancellation of any or all options outstanding under this Plan, the prior Cetus Stock Option Plans, the Protos Corporation 1988 Stock Option Plan, the Chiron Ophthalmics, Inc. 1986 Stock Option Plan, the 1982 Plan and the Non-Qualified Plan (the "Prior Plans") (other than options granted under the automatic option grant provisions of these plans) and to grant in substitution therefor new options for the same or different number of shares with an exercise price not less than 85 percent of fair market value on the new grant date or 100 percent of fair market value if the new option is to be an ISO.

SURRENDER OF OPTIONS FOR CASH OR STOCK

    The Committee in its discretion may implement an option surrender program under the Plan through which one or more optionees may, under the terms and conditions established by the Committee, be granted the right to surrender all or part of an unexercised option for an appreciation distribution equal to the difference between the fair market value of the shares at the surrender date and the option price payable thereon. Such distribution may be made in shares of Company Stock valued at fair market value on the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, may decide. The option surrender provisions are not applicable to the automatic option grant provisions of the Plan.

REPURCHASE RIGHTS

    The Committee in its discretion may establish as a term of one or more awards granted under the Plan that the Company (or its assigns) will have repurchase rights, exercisable upon the award holder's termination of employment with, or cessation of services for, the Company and its subsidiaries. The Committee will also have the authority to provide for the automatic termination of the Company's repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares (other than purchased shares obtained pursuant to the automatic option grant provisions of this Plan) upon the occurrence of a Corporate Transaction.

RIGHT OF FIRST REFUSAL

    The Committee in its discretion may establish as a term of one or more awards granted under the Plan that the Company has a right of first refusal with respect to the proposed disposition by the award holder (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of Company Stock acquired by the award holder. The instrument evidencing such right of first refusal will specify the terms and conditions of that right.

SPECIAL CASH PAYMENTS RELATED TO CIBA-GEIGY TRANSACTION

    All holders of options to acquire shares of Common Stock under the 1991 Plan on November 20, 1994 were granted certain cash payment rights in connection with the Ciba transaction.

    Each optionee was granted the right to receive a cash payment from Ciba with respect to options outstanding on November 20, 1994, equal to (A) 37.33 percent of the number of shares of Common Stock with respect to which each such option would first become exercisable in calendar year 1995 multiplied by (B) the difference between $117 per share and the exercise price per share of such option with respect to such shares. The portion of each option which underlies each such cash payment is not canceled upon the optionee's receipt of the payment from Ciba.

    With respect to the remaining shares of Common Stock subject to each such option (i.e., those shares with respect to which the option first becomes exercisable before or after 1995), each optionee was granted the right, exercisable at any time during which such option remains outstanding and is exercisable with respect to such shares, to surrender for cancellation that portion of such option relating to 37.33 percent of such shares in return for a cash payment from Ciba equal to (A) the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered and canceled.

    The grant of such rights, which were made with respect to 1,858,776 optioned shares, was in addition to, and does not count against, the limits on the number of shares with respect to which other awards under the Plan may be made to all individuals and/or a single individual. All payments in respect of such rights were made by Ciba. The Company has agreed that if the payment under any right would subject a recipient to an excise tax on excess parachute payments under Code Section 4999 ("Section 4999"), the Company would make such further cash payment to the recipient as would be necessary to provide the recipient with the same after-tax amount that he or she would have received in the absence of such excise tax. The Company does not believe that any payments under the rights constitute excess parachute payments. However, because neither final regulations nor other definitive guidance has been issued under Section 4999 relating to the type of transaction that triggers the application of that provision and the type and value of rights that constitute excess parachute payments, there can be no assurance that payments to certain officers and 1-percent stockholders of the Company will not constitute excess parachute payments.

NEW PLAN BENEFITS


    Since the performance units proposed provide various criteria from which the Committee may choose to determine awards, it is not possible to determine the benefits or amounts that will be received, or would have been received by eligible individuals in the form of performance units.


    Since automatic stock option grants to new non-employee directors are potentially pro rated, and since it is not possible to foresee when and whether a non-employee director will be appointed or elected during the year, it is not possible to determine the amount of awards eligible non-employee directors will receive if the Plan is approved by stockholders. For the Company's fiscal year January 1, 1995 through December 31, 1995, the non-executive directors as a group received automatic stock options on 24,750 shares of Common Stock, with an average exercise price of $64.3674 per share. If the presently proposed amendment had been effective for such period, they would have received automatic stock options on 14,666 shares of Common Stock, with an average exercise price of $64.51 per share, and automatic share rights to receive 5,142 shares of Company Common Stock.

    The following tables contain information for the Company's fiscal year January 1, 1995 through December 31, 1995 about (i) stock options granted under the Plan, and (ii) special cash rights granted in connection with the Ciba transaction to the named executive officers and directors and groups indicated.

                  STOCK OPTIONS GRANTED UNDER THE PLAN IN 1995


                                                                                                AVERAGE EXERCISE
                                                                         NUMBER OF SHARES            PRICE
                          NAME AND POSITION                            SUBJECT TO OPTIONS(#)     OF OPTIONS ($)
---------------------------------------------------------------------  ---------------------  --------------------
Edward E. Penhoet ...................................................            62,175            $  55.7210
  President and Chief Executive Officer
William J. Rutter ...................................................            62,175            $  55.7210
  Chairman
C. William Zadel ....................................................             5,037            $  51.1250
  Vice President and Chief Executive Officer,
  Ciba Corning Diagnostics Corp.
William G. Green ....................................................            29,475            $  54.3683
  Senior Vice President, Secretary and
  General Counsel
Dennis L. Winger ....................................................            28,675            $  54.1519
  Senior Vice President, Finance &
  Administration, and Chief Financial Officer
Current executive officers as a group ...............................           484,948            $  53.8437
  (21 persons)
Non-Executive Director Group ........................................            24,750            $  64.3674
  (8 persons)
All employees, including all current officers .......................         2,115,261            $  67.9554
  who are not executive officers, as a group
  (3993 employees)

             SPECIAL CASH RIGHTS RELATED TO CIBA-GEIGY TRANSACTION

                                                                                    AGGREGATE
                                                                                     DOLLAR            NUMBER
                              NAME AND POSITION                                   VALUE ($)(1)     OF RIGHTS(#)(2)
------------------------------------------------------------------------------  -----------------  ---------------
Edward E. Penhoet ............................................................    $   7,156,223           86,613
  President and Chief Executive Officer
William J. Rutter ............................................................        9,312,818          107,146
  Chairman
C. William Zadel .............................................................                0                0
  Vice President and Chief Executive Officer,
  Ciba Corning Diagnostics Corp.
William G. Green .............................................................        3,325,765           43,830
  Senior Vice President, Secretary and
  General Counsel
Dennis L. Winger .............................................................        3,762,567           45,522
  Senior Vice President, Finance &
  Administration, and Chief Financial Officer
Current executive officers as a group ........................................       40,587,683          522,292
  (21 persons)
Non-Executive Director Group .................................................        2,948,249           44,238
  (8 persons)
All employees, including current officers ....................................       78,585,810        1,292,246
  who are not executive officers,
  as a group (3993 persons)

------------------------
(1) Based upon difference between $117 per share and exercise price of option to which each right relates.

(2) Of the rights in the table granted to the named executive officers and directors and groups indicated, the following number of rights at the dollar value indicated applicable to options which would first become exercisable in calendar year 1995 do not require that the optionee surrender for cancellation the portion of each option underlying each such right: Edward
    E. Penhoet -- 19,501 rights ($1,422,029); William J. Rutter -- 19,501 rights ($1,422,029); William G. Green -- 8,687 rights ($611,812); Dennis L. Winger
    -- 3,008 rights ($146,819); current executive officers as a group -- 97,548 rights ($6,133,432); non-executive director group -- 7,541 rights ($452,840); all employees, including all current officers who are not executive officers, as a group -- 302,596 rights ($16,810,283).

AMENDMENT OR TERMINATION


    The Board may amend, suspend or discontinue the Plan at any time. However the performance goals established for Performance Units may not be modified. Generally, the provisions of the Plan concerning automatic option awards may only be amended once every six months unless necessary to comply with the Code. Without stockholder approval, the Board may not (1) materially modify the requirements for eligibility and participation in the Plan, (2) materially increase the number of shares which may be subject to awards granted under the Plan (except as provided above), or (3) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards.


    To the extent not inconsistent with the Plan, the Committee may modify or waive the terms of any outstanding award.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general description of certain federal income tax consequences of the Plan. This description does not purport to be complete.

    The Company will be entitled to a business expense deduction equal to the ordinary income recognized by an optionee on exercise of an NSO. The ordinary income recognized will be equal to the excess of the fair market value of the purchased shares on the date of recognition over the exercise price. Generally, the date of recognition will be the date the option is exercised or, if later, the first date shares acquired on exercise are not subject to a substantial risk of forfeiture.

    The Company will also be entitled to a business expense deduction equal to the ordinary income recognized by an optionee due to a "disqualifying disposition" of stock acquired pursuant to an ISO. A disqualifying disposition occurs if an optionee disposes of the acquired shares within two years of the date of the option grant, or within one year of the date the shares are acquired by the optionee. In the case of a disqualifying disposition, the optionee will generally recognize ordinary income in the year of disposition, in an amount equal to the amount of ordinary income the optionee would have recognized from the exercise of the option had the option been an NSO at the time of exercise.

    To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be ISOs are exercisable for the first time by any individual during any calendar year exceeds the sum of $100,000, such options will be treated as NSOs. To the extent that an option may be surrendered for a special cash payment from Ciba, it will generally not qualify as an ISO.

    A recipient of restricted shares may be taxed in one of two ways. The award holder either: (1) pays tax when the restrictions lapse, or (2) makes a special election to pay tax in the year the grant is made. The value of the award for tax purposes is the fair market value of the shares at the applicable time, less any consideration paid by the award holder for the shares. This value is taxed as ordinary income. When the award holder is taxed, the Company receives a tax deduction at the same time and for the same amount. If an award holder elects to be taxed at grant, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until sale or other disposition of the stock. However, dividends in cash and stock will be treated as follows:

        a. if the above special tax election has been made, cash dividends paid to the award holder will be taxable dividend income to the award holder when paid, but the Company will not be entitled to any corresponding deduction; and

        b. if such election has not been made, the award holder will have taxable compensation income and the Company a corresponding deduction when the dividends are paid.

    A recipient of share rights paid in stock recognizes no taxable income at the time of grant. However, when the conditions precedent to the issuance of shares pursuant to such share rights are satisfied, the award holder would recognize ordinary income equal to the fair market value on the date of issuance of the shares less any consideration paid by the award holder. Any cash dividend equivalent paid to holders of share rights is ordinary income. The Company will be entitled to a deduction equal to the award holder's ordinary income recognized pursuant to the issuance of shares under the award in the year recognized by the award holder.

    A recipient of a share unit recognizes no taxable income at the time of grant. Whether a share unit is paid in cash or shares of Company Stock, the award holder will have ordinary income and the Company will have a corresponding deduction when the award is paid. The measure of such income and deduction will be the fair market value of the shares at the time of payment.

    If an award is accelerated as a result of a Corporate Transaction, all or a portion of the value of the award at that time may be a parachute payment for purposes of the Internal Revenue Code's excess parachute provisions. Those provisions generally provide that if parachute payments exceed three times an award holder's average compensation for the five tax years preceding the Corporate Transaction, the Company loses its deduction and the recipient is subject to a 20 percent excise tax for the amount of the parachute payments in excess of such average compensation.

    A special cash payment from Ciba will constitute taxable income to the recipient at the time of payment. The Company believes that, subject to the limits of Section 162(m) of the Internal Revenue Code (applicable to certain officers of the Company, as discussed below), the Company will be entitled to a deduction for the amount of each such payment.

ACCOUNTING TREATMENT

    The following is a summary of certain accounting consequences of awards under generally accepted accounting principles. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"). This
standard defines a fair value based method of accounting for stock-based employee compensation plans; however, it also allows an entity to continue to measure compensation cost for those plans using the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("Opinion 25"). Under the fair value based method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Under Opinion 25, compensation cost is recognized based on the difference, if any, between the market price of the stock and the amount an employee must pay to acquire the stock. The Company has elected to continue accounting for compensation cost arising from its stock-based compensation plans under the Opinion 25 approach, which serves as a basis for the following description.

    An option granted with an exercise price less than the fair market value of the option shares on the date of grant will give rise to compensation expense equal to the difference between the fair market value of the shares on the date of grant and the exercise price. The expense will be accrued as the optionee vests in the option or the shares purchasable under the option. Option grants at 100 percent of fair market value will not result in any charge to the Company's earnings.

    The grant of restricted stock or share rights will generally result in compensation expense equal to the market value of the underlying shares of Common Stock on the date of grant (less any consideration paid therefor). This expense will generally be amortized over the term of the vesting in such awards, but the expense may be subject to periodic adjustment depending on performance criteria and other factors. In the case of certain performance criteria, the recognition and measurement of the expense may be delayed until the performance criteria are attained or are likely to be attained.

    Generally, the fair market value of a share unit on the date of grant (less any consideration paid therefor) will be accrued as an expense and, at the end of each fiscal quarter thereafter, the amount (if any) by which the fair market value of the unit has increased or decreased from the amount previously accrued will be recorded as an adjustment to compensation expense. In the case of certain vesting or performance criteria, the expense may be amortized or the recognition and measurement of the expense may be delayed until the performance criteria are attained or are likely to be attained.

    The number of outstanding options, restricted stock and share rights will be a factor in determining earnings per share on a fully diluted basis.

    For fiscal years beginning with the Company's 1996 fiscal year, FAS No. 123 requires the Company to disclose, in footnotes to the Company's financial statements, the impact that options and other awards granted under the Plan would have had on the Company's reported earnings were the fair value of those awards treated as compensation expense.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

    Recently enacted Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

    The Company believes that stock options granted to its executives with an exercise price equal to or greater than the fair market value of Common Stock on the date of grant, and performance units described in this proposal, will qualify for the performance-based compensation exception to the deduction limit, assuming that the Amended Plan is approved by stockholders.

    The cash  payments made  by Ciba  will  not be  exempt from  application  of
Section 162(m). As a result, if the amount of any such payment to any of the five executive officers of the Company subject to Section 162(m) in any fiscal year, together with other compensation paid to such officer in such fiscal year that is not exempt from the limitations of Section 162(m), exceeds $1 million, the Company will not be entitled to a deduction for the amount of such excess.

VOTE REQUIRED FOR APPROVAL OF THE AMENDED CHIRON 1991 STOCK OPTION PLAN

    The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy, a quorum being present, is necessary to approve the Amended Plan.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDED PLAN TO CHANGE THE FORMULA FOR GRANTING AUTOMATIC ANNUAL STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS, TO ADD AN ANNUAL GRANT OF AUTOMATIC SHARE RIGHTS FOR NON-EMPLOYEE DIRECTORS, AND TO ADD PERFORMANCE UNITS, WHICH ARE RESTRICTED SHARES, SHARE RIGHTS AND SHARE UNITS AWARDED TO CORPORATE VICE-PRESIDENTS AND OTHER EXECUTIVE OFFICERS WHICH COMPLY WITH THE REQUIREMENTS OF INTERNAL REVENUE CODE SECTION 162(m).

                                  PROPOSAL 4:
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected KPMG Peat Marwick LLP to serve as independent public accountants for Chiron for the current fiscal year. Ratification by the stockholders will be sought for the selection by the Board of Directors of KPMG Peat Marwick LLP as independent public accountants to audit the accounts and records of Chiron for the fiscal year ending December 31, 1996, and to perform other appropriate services. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representatives so desire. In the event that a majority of the shares voting on the matter at the Annual Meeting does not vote for ratification of the selection of KPMG Peat Marwick LLP, the Board of Directors will reconsider such selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company.

    On March 7, 1994, the Finance and Audit Committee of the Company's Board of Directors, by delegated authority of the Board of Directors, approved the engagement of the independent certified public accounting firm of KPMG Peat Marwick LLP to audit the consolidated financial statements of the Company for the year ended December 31, 1994. Accordingly, the engagement of Ernst & Young LLP as the Company's independent auditors was discontinued effective upon conclusion of the audit of the Company's consolidated financial statements for the year ended December 31, 1993. The audit of the Company's consolidated financial statements for the year ended December 31, 1993 was completed on February 25, 1994.

    The reports of Ernst & Young LLP on the Company's consolidated financial statements for each of the two fiscal years in the period ended December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended December 31, 1992 and 1993, and the subsequent interim period prior to March 7, 1994, there were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their reports.

    There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the two fiscal years ended December 31, 1992 and 1993, and the subsequent interim period prior to March 7, 1994.

    The Company did not consult with KPMG Peat Marwick LLP during the two years or subsequent interim period prior to March 7, 1994, on either the application of accounting principles or type of opinion KPMG Peat Marwick LLP might issue on the Company's financial statements.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

    The affirmative vote of the holders of a majority of the shares represented and voting on the matter will be required to ratify the selection of KPMG Peat Marwick LLP.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

    Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for fiscal year 1995, the Company believes that all its officers and directors complied with all filing requirements applicable to them with respect to transactions during fiscal year 1995 except that Dr. Amelio filed late a Form 4 to reflect the sale, on September 8, 1995, of 124 shares of Chiron Common Stock and Dr. Gerber, after termination of his status as a Company officer, filed late a Form 4 to reflect his exercise and subsequent sale of 9,046 shares of Chiron Common Stock underlying such options.

                             STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Stockholders must be received at the Company's principal executive office by December 20, 1996. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                 OTHER BUSINESS

    The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

    The Company has chosen again this year to print summary financial information for the fiscal year ended December 31, 1995 in its 1995 Annual Report, a copy of which is enclosed with this proxy material. The full audited consolidated financial statements of the Company and its subsidiaries and other required financial disclosures appear in a brochure enclosed inside the back cover of the Annual Report.

Dated: April   , 1996                     BY ORDER OF THE BOARD OF DIRECTORS

                                          WILLIAM G. GREEN

                                          William G. Green,
                                            SECRETARY

                                                                         ANNEX 1

    AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION OF CHIRON CORPORATION

    Article FIFTH of the Restated Certificate of Incorporation is amended to read in full as follows:

    FIFTH: This corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "common stock." The total number of shares which this corporation is authorized to issue is five hundred five million (505,000,000). Five million (5,000,000) shares shall be Preferred Stock and five hundred million (500,000,000) shares shall be common stock. The Preferred Stock shall have a par value of $0.01 per share; the common stock shall have a par value of $0.01 per share.

1.  PREFERRED STOCK.

    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series Preferred Stock, to fix, state and express the powers, rights, designations, preferences, qualifications, limitations and restrictions thereof, including without limitation: the rate of dividends upon which and the times at which dividends of shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the voting rights, if any, to be provided for shares of such series; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of stock of the corporation, and the terms and conditions, including price and rate of exchange of such conversion or exchange; and the redemption rights (including sinking fund provisions), if any, for shares of such series; and such other powers, rights, designations, preferences, qualifications, limitations and restrictions as the Board of Directors may desire to so fix. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not to decrease such number below the number of shares outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

2.  COMMON STOCK.

    The common stock may be issued from time to time in one or more series. Four hundred ninety-nine million five hundred thousand (499,500,000) shares of common stock are designated "Common Stock." All other series of common stock shall collectively consist of five hundred thousand (500,000) shares and shall be designated, as a group, "Restricted Common Stock."

3.  RESTRICTED COMMON STOCK.

    (a) AUTHORITY OF BOARD TO FIX RIGHTS OF RESTRICTED COMMON STOCK. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of any wholly unissued series of Restricted Common Stock, to fix, state and express, within the limits expressed hereinbelow, the powers, designations, preferences and rights of the Restricted Common Stock, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized to fix the number of shares constituting such series and to increase or decrease the number of shares of any series prior to the issuance of shares of that series and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not to decrease such number below the number of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    (b) SPECIFIC RIGHTS. The rights, preferences, privileges and restrictions of the Common Stock and Restricted Common Stock shall be identical in all respects, except as follows, or, for the Restricted Common Stock, as fixed and determined by the Board of Directors within the limitations which follow:

         i) CONVERSION RIGHTS. The Restricted Common Stock may be convertible into or exchangeable for Common Stock, at a conversion or exchange ratio of not more than one share of Common Stock for each share of Restricted Common Stock and upon such other terms and conditions as the Board of Directors may establish.


         ii) VOTING RIGHTS. Subject to the special voting rights (if any) of the Preferred Stock set forth or determined as provided in this Article FIFTH, each holder of Common Stock of this corporation shall be entitled to one vote for each share of such stock outstanding in the name of such holder on the books of this corporation on the record date designated for the purpose of such vote, and each holder of Restricted Common Stock of the corporation shall be entitled, for each share of such Restricted Common Stock outstanding in the name of such holder on the books of the corporation on the record date designated for the purpose of such vote, to the number of votes as has been fixed by the Board of Directors, but the vote per share of Restricted Common Stock shall not be more than the proportionate vote of the Common Stock into which such Restricted Common Stock is convertible or exchangeable.


        iii) DIVIDEND RIGHTS. Subject to the prior rights (if any) of the holders of the Preferred Stock as to dividends, the holders of outstanding shares of Common Stock and Restricted Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the corporation at the time legally available therefor, dividends at the rate determined by the Board of Directors; provided, however, that the dividend on each share of Restricted Common Stock shall be less than the proportionate dividend on each share of Common Stock into which it is convertible or exchangeable.

        iv) LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of this corporation either voluntarily or involuntarily, but subject to the liquidation preference (if any) of the holders of Preferred Stock by reason of their ownership thereof, the holders of Common Stock and Restricted Common Stock shall be entitled to receive pro rata the remaining assets of the corporation available for distribution to shareholders except that the amount per share paid in liquidation on each share of Restricted Common Stock shall be less than the proportionate amount per share paid on each share of the Common Stock into which it is convertible or exchangeable.

         v) ADJUSTMENTS. The Board of Directors shall make appropriate adjustments to the conversion or exchange ratio and to the voting, dividend and liquidation rights of the Restricted Common Stock in the event of any stock split, stock dividend or similar transaction affecting the number of outstanding shares of Common Stock or Restricted Common Stock without the corporation's receipt of consideration thereof.

                                                                         ANNEX 2
                         CHIRON 1991 STOCK OPTION PLAN
  [AS AMENDED AUGUST 14, 1993, APRIL 11, 1994, FEBRUARY 24, 1995 AND MARCH 8,
                                     1996]

I.  PURPOSES

    This Chiron 1991 Stock Option Plan ("Plan") is intended to enable Chiron Corporation ("Corporation") to attract and retain the following individuals by offering them incentives and rewards, in the form of options, restricted shares, share rights, share units and performance units ("awards") which will encourage them to acquire a proprietary interest in the Corporation, to continue in the service of the Corporation or its subsidiaries, and to provide incentive to build value for stockholders: (a) employees (including officers and directors) of the Corporation and its subsidiaries, (b) non-employee members of the Board of Directors of the Corporation ("Board"), and (c) consultants and independent contractors who perform valuable services for the Corporation and its subsidiaries.

    In addition, the Plan is intended to permit the Corporation to satisfy its obligations in connection with options it will assume pursuant to the terms of the Agreement and Plan of Merger dated as of July 21, 1991 by and among the Corporation, Chiron Acquisition Subsidiary, Inc., and Cetus Corporation ("Agreement"). Upon consummation of the transactions described in the Agreement ("Merger"), the Plan will supersede Cetus Corporation's Amended and Restated Common Stock Option Plan and Cetus Corporation's Non-Employee Directors' Stock Option Plan ("Cetus Prior Plans"). Upon stockholder approval, this Plan will also supersede the following Chiron prior plans: the Protos Corporation 1988 Stock Option Plan (upon the merger of Protos into Chiron), the Chiron Ophthalmics, Inc. 1986 Stock Option Plan (upon the merger of Chiron Ophthalmics into a wholly owned subsidiary of Chiron), the Corporation's 1982 Stock Option Plan and the Corporation's 1984 Non-Qualified Stock Option Plan (collectively, "Chiron Prior Plans").

II.  ADMINISTRATION

    The Plan will be administered by a committee or committees appointed by the Board and consisting of one or more members of the Board. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of award holders to different committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "Committee," when used in this Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

    (a) 16(b) The composition of any committee responsible for administration of the Plan with respect to award holders who are subject to the trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 ("1934 Act") with respect to securities of the Corporation will comply with the applicable requirements of Rule 16b-3 of the Securities and Exchange Commission.

    (b) 162(m) The composition of any committee responsible for establishing, administering, and certifying performance goals for awards granted under the Plan that are intended to comply with Internal Revenue Code ("Code") Section 162(m) ("performance units") will comply with the applicable requirements of Code Section 162(m) and the regulations promulgated thereunder.

    (c)    AUTHORITY.   Any  committee appointed  by  the Board  will  have full
authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms and conditions of awards made under the Plan (which need not be identical). Decisions of a committee made within the discretion delegated to it by the Board will be final and binding on all persons who have an interest in the Plan.

III.  ELIGIBILITY FOR AWARDS

    (a) DISCRETIONARY AWARDS. From time to time the Committee may, in its discretion, select individuals from among the following categories to receive awards under the Plan:

        (1) EMPLOYEES. The Committee may select employees of the Corporation or its subsidiaries (including officers, whether or not they are also members of the Board).

        (2) CONSULTANTS AND INDEPENDENT CONTRACTORS. The Committee may select consultants and independent contractors whose services tend to contribute materially to the success of the Corporation or its subsidiaries or whose services may reasonably be anticipated to so contribute.

    (b)   PERFORMANCE  UNITS.   Corporate  vice-presidents and  other  executive
officers ("162(m) executives") will be eligible to receive performance units in addition to, or in lieu of, other discretionary awards granted under the Plan.

    (c)  AUTOMATIC GRANTS.   Members of the Board who  are not employees of  the
Corporation or its subsidiaries will receive awards in accordance with, and only in accordance with, the Plan's automatic award provisions.

    (d) SUBSTITUTE OPTIONS. Upon consummation of the Merger, outstanding options under the Cetus Prior Plans (including related Limited Stock Appreciation Rights) will be converted, in the manner and at the exchange ratio specified in the Agreement, into substitute options under this Plan to acquire Common Stock (as defined below). Upon stockholder approval and, with regard to the Protos prior plan options and the Chiron Ophthalmics prior plan options, consummation of the relevant mergers, outstanding options under the Chiron Prior Plans will be converted into options under this Plan. These options will preserve the exercise price of the outstanding options as adjusted, in the case of options under the Protos Corporation 1988 Stock Option Plan and the Chiron Ophthalmics, Inc. 1986 Stock Option Plan, to reflect the substitution of Common Stock. These options will also preserve the other terms and conditions of the outstanding options; provided, however, that on the Effective Date of this Plan, outstanding automatic option grants under the Corporation's 1982 Stock Option Plan will be conformed, other than to extend the term, to the Automatic Option Grants under this Plan. Collectively, these options will be known as "Substitute Options."

IV.  STOCK SUBJECT TO THE PLAN

    (a) CLASS. The stock subject to awards under the Plan is (i) the Corporation's authorized but unissued or reacquired Common Stock ("Common Stock"), or (ii) shares of one or more series of the Corporation's authorized but unissued or reacquired Restricted Common Stock, in the aggregate, "Company Stock." In connection with the grant of awards under the Plan, the Corporation may repurchase shares in the open market or otherwise.

    (b)  AGGREGATE AMOUNT

        (1) SHARES. Subject to adjustment under Sections IV(c) and IV(b)(3), the aggregate maximum number of shares of Company Stock that may be subject to awards under the Plan is 4,500,000 plus the number of shares of Company Stock remaining for issuance on the Effective Date of this Plan under the Corporation's 1982 Stock Option Plan and the Corporation's 1984 Non-Qualified Stock Option Plan. Notwithstanding the foregoing, as of January 1 of each fiscal year after 1991, the aggregate number of shares of Company Stock that may be subject to awards under the Plan will be increased by 1.50% of the number of Chiron Common Equivalent Shares outstanding as of December 31 of the preceding fiscal year. The maximum number of shares of Company Stock with respect to which awards may be granted to any employee during the term of the Plan is 1,000,000 shares. Subject to adjustment under Sections IV(c) and IV(b)(3), not more than 4,500,000 shares of Company Stock plus the number of shares of Company Stock remaining for issuance on the Effective Date of this Plan under the Corporation's 1982 Stock Option Plan and the Corporation's 1984 Non-Qualified Stock Option Plan may be subject to Incentive Options (as defined below) granted under the Plan after the Effective Date. "Chiron Common Equivalent Shares" are the total number of outstanding shares of Common Stock plus the total

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    number  of shares  of Common Stock  issuable upon conversion  or exercise of outstanding warrants, options and convertible securities. In no event will more than 500,000 shares of Restricted Common Stock, whether in a single series or in multiple series, be subject to award under the Plan.

        (2) RESTRICTED COMMON STOCK. Shares of Restricted Common Stock may be issued under the Plan in one or more separate series. The rights, preferences and privileges, together with the restrictions and limitations and the number of shares, of each series of Restricted Common Stock issuable under the Plan will be set forth in the Corporation's Certificate of Determination of Preferences of Common Stock ("Certificate") as in effect from time to time during the term of the Plan. Shares of each series of Restricted Common Stock will be convertible or exchangeable into shares of Common Stock in accordance with the terms and provisions of the Certificate applicable to that series.

        (3) REUSE OF SHARES. If any outstanding option under the Chiron Prior Plans, the Cetus Prior Plans or this Plan (including the Substitute Options) expires or is terminated or canceled for any reason (including pursuant to Section X of the Plan but other than pursuant to surrender of the option for a cash payment in accordance with Section XIII of the Plan) before being exercised for the full number of shares to which it applies, then the shares allocable to the unexercised portion of such option will not be charged against the limitations of Section IV(b)(1) and will become available for subsequent grants under the Plan. To the extent that a share right or share unit expires or is terminated, or is canceled or forfeited for any reason without being paid in cash or shares of Company Stock, any remaining shares allocable to the unpaid portion of such share right or share unit shall not be charged against the limitations of Section IV(b)(1) and will become available again for subsequent grants under the Plan. Shares subject to any option or portion of an option surrendered in accordance with the "Surrender of Options for Cash or Stock" provisions of this Plan, shares for which a cash payment is made in lieu thereof under a restricted share, share unit or share right, and shares forfeited to or repurchased by the Corporation pursuant to its forfeiture and repurchase rights under this Plan will not be available for subsequent awards under the Plan.

    (c) ADJUSTMENTS. In the event any change is made to the Company Stock subject to the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Corporation) then, unless such change results in the termination of all awards, the Committee will make appropriate adjustments to the kind and maximum number of shares subject to the Plan, the kind and maximum number of shares for which options are to be granted to non-employee directors, and the kind and number of shares and, where applicable, price per share of stock subject to outstanding awards.

V.  TERMS AND CONDITIONS OF OPTIONS

    Stock options granted under the Plan may, in the Committee's discretion, be either incentive stock options ("Incentive Options") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or nonstatutory options. Individuals who are not employees of the Corporation or its subsidiaries may only be granted nonstatutory options. Options will be evidenced by instruments in such form as the Committee may from time to time approve. These instruments will conform to the following terms and conditions and, in the discretion of the Committee, may contain such other terms, conditions and restrictions as are not inconsistent with the following:


    (a) OPTION PRICE. The option price per share will be fixed by the Committee, but in no event will the option price per share be less than eighty-five percent (85%) of the Fair Market Value of the option shares on the date of the option grant; provided, however, that in no event will the option price per share of an Incentive Option be less than one hundred percent (100%) of the Fair Market Value of the option shares on the date of the option grant. Notwithstanding the foregoing, Substitute Options will have an option price per share determined pursuant to Section III(d) of this Plan.

    (b)  NUMBER OF SHARES, TERM AND EXERCISE

        (1) TERM AND NUMBER. Each option granted under the Plan will be exercisable on such date or dates, during such period, and for such number of shares of Company Stock as the Committee determines and sets forth in the instrument evidencing the option. No option granted under the Plan will have an expiration date that is more than 10 years after the date of the option grant.

        (2) EXERCISE. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Corporation at any time prior to the termination of such option. Except as authorized by the Committee in accordance with Section VIII, the option price for the number of shares for which the option is exercised will become due and payable upon exercise.

        (3) PAYMENT. The option price will be payable in full in cash (including cash equivalents); provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or a combination of the following alternative forms:

           (i) a promissory note authorized pursuant to Section VIII;

           (ii) full payment in shares of Common Stock valued as of the exercise date and held for the requisite period to avoid a charge to the Corporation's earnings; or

          (iii) by delivery of a properly executed exercise notice together with
       irrevocable   instructions  to  a  broker  to  promptly  deliver  to  the
       Corporation the amount of sale or loan proceeds to pay the option price.

    (c) TERMINATION OF SERVICES. The Committee will determine and set forth in each option whether the option will continue to be exercisable, and the terms and conditions of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Corporation or its subsidiaries. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

    (d) INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms and conditions:

        (1) DOLLAR LIMITATION. To the extent that the aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares with respect to which options that are granted after 1986 and that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, such options will not be treated as Incentive Options. In making such a determination, options will be taken into account in the order in which they were granted. The aggregate Fair Market Value (as of the respective date or dates of grant) of shares of the Corporation (or parent or subsidiary corporation) for which Incentive Options could be granted to any one individual in a single calendar year before 1987 could not exceed $100,000 at the time of grant, plus unused carryovers from the immediately preceding three calendar years.

        (2) 10% STOCKHOLDER. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10% Stockholder"), then the following special provisions will apply to the option granted to such individual:

           (i) The option price per share of the stock subject to such Incentive Option will not be less than one hundred ten percent (110%) of the Fair Market Value of the option shares on the date of grant; and

           (ii) The option will not have a term in excess of five (5) years from the date of grant.

        (3) SEQUENTIAL EXERCISE. No Incentive Option granted before January 1, 1987 may be exercised while there remains outstanding any other Incentive Option to purchase shares of the Corporation (or its parent or subsidiary corporation) which was granted at an earlier date to the optionee.

        (4) PARENT AND SUBSIDIARY. For purposes of this Section V(d) "parent corporation" and "subsidiary corporation" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

    (e)  WITHHOLDING

        (1) OBLIGATION. The Corporation's obligation to deliver stock certificates upon the exercise of an option will be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        (2) PAYMENT. In the event that an option holder is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with exercise of an option, the Committee may, in its discretion and subject to such limitations and rules as it may adopt, permit the option holder to satisfy the obligation, in whole or in part, by delivering shares of Common Stock already held by the option holder or by making an irrevocable election that a portion of the total value of the shares subject to the option be paid in the form of cash in lieu of the issuance of Company Stock, and that such cash payment be applied to the satisfaction of the withholding obligations.

VI.  RESTRICTED SHARES, SHARE RIGHTS AND SHARE UNITS

    (a)  NATURE OF AWARDS

        (1) RESTRICTED SHARES. A restricted share granted under the Plan shall consist of shares of Company Stock, the retention and transfer of which is subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise and including repurchase and/or forfeiture rights in favor of the Corporation) as the Committee shall determine. The terms, conditions and restrictions to which restricted shares are subject shall be evidenced by instruments in such form as the Committee may from time to time approve and may vary from grant to grant. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Corporation or its subsidiaries as a condition precedent to the issuance of restricted shares.

        (2) SHARE RIGHTS. A share right granted under the Plan shall consist of the right, subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise), to receive a share of Company Stock (together with cash dividend equivalents if so determined by the Committee) as the Committee shall determine and shall be evidenced by instruments in such form as the Committee may from time to time approve. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the potential award holder) is to be received by the Corporation or its subsidiaries as a condition precedent to the issuance of shares pursuant to share rights. The terms, conditions and restrictions to which share rights are subject may vary from grant to grant.

        (3) SHARE UNITS. A share unit granted under the Plan shall consist of the right to receive an amount in cash equal to the Fair Market Value of one share of Company Stock on the date of valuation of the unit (together with cash dividend equivalents if so determined by the Committee) less such amount, if any, as the Committee shall specify. The date of valuation and payment of cash under a share unit and the conditions, if any, to which such payment will be subject (whether based on performance standards or periods of service or otherwise) shall be determined by the Committee. The terms, conditions and restrictions to which share units are subject may vary from grant to grant.

    (b) WITHHOLDING. The Committee may require, or permit an award holder to elect, that a portion of the total value of the shares of Common Stock subject to restricted shares or share rights held by one or more award holders be paid in the form of cash in lieu of the issuance of Company Stock and that such cash payment be applied to the satisfaction of the federal, state and local income and employment tax withholding obligations that arise at the time the restricted shares and share rights become free of all restrictions under the Plan.

    (c) CASH PAYMENTS. The Committee may provide award holders with an election to receive a percentage of the total value of the Company Stock subject to restricted shares or share rights in the form of a cash payment, subject to such terms, conditions and restrictions as the Committee shall specify.

    (d) ELECTIVE AND TANDEM AWARDS. The Committee may award restricted shares, share rights and share units independently of other compensation or in lieu of compensation that would otherwise be paid in cash or stock options, whether at the election of the potential award holder or otherwise. The number of restricted shares, share rights or share units to be awarded in lieu of any cash compensation amount or number of stock options shall be determined by the Committee in its sole discretion and need not be equal to such foregone compensation in Fair Market Value. In addition, restricted shares, share rights and share units may be awarded in tandem with stock options, so that a portion of such award becomes payable or becomes free of restrictions only if and to the extent that the tandem options are not exercised or are forfeited, subject to such terms and conditions as the Committee may specify.


    (e) MODIFICATION OF AWARDS. Except to the extent an award is granted as a performance unit, the Committee may, in its sole discretion, modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding restricted share, share right or share unit; provided, however, that no such modification or waiver shall, without the consent of the holder of an outstanding award, adversely affect the holder's rights thereunder.


    (f) PERFORMANCE UNITS. Effective March 8, 1996, the Committee may grant restricted shares, share rights and share units to 162(m) executives that comply with the requirements of Code Section 162(m). Performance units will become payable or vest upon attainment of specified performance goals over a specified performance period.

        (1) PERFORMANCE GOALS. The Committee will determine the Corporation performance goal or goals that must be met to achieve the maximum payout within the shorter of the first 90 days of the specified performance period over which the performance goal or goals will be measured, or 25% of such performance period. The Committee may establish a goal based on more than one performance criteria, or may establish multiple goals, but any payout must be based on the satisfaction of at least one goal. The Committee may provide for different levels of payouts based on relative performance toward a performance goal.


        (2) PERFORMANCE CRITERIA. Performance units may be based on one or more of the following performance criteria: total shareholder return; the achievement of a specified closing or average closing price of Common Stock; the absolute or percentage increase in the closing or average closing price of Common Stock and/or one or more of the following measures of the Corporation's net income for the specified performance period determined in accordance with generally accepted accounting principles as consistently applied by the Corporation: absolute net income or a percentage or absolute dollar increase in net income, earnings per share or a percentage or absolute dollar increase in earnings per share, or return on assets employed or equity, or a percentage or absolute dollar increase in return on assets employed or equity; or the Corporation's absolute gross revenues or a percentage or absolute dollar increase in gross revenues for the specified performance period determined in accordance with generally accepted accounting principles as consistently applied by the Corporation. The awards may be based on the Corporation's performance alone, or the Corporation's performance may be measured against variously weighted published benchmark indices that the Committee determines are representative of the Corporation's peer group, which indices may include the Standard & Poor's Health Care Composite Index, the Standard & Poor's Health Care Diversified Index and the AMEX Biotechnology Index, among others.


    For purposes of this Plan, net income and gross revenues shall be net income and gross revenues of the Corporation and its consolidated subsidiaries as reported by the Corporation and certified by its independent public accountants, but the Committee in fixing any goal may exclude any or all of the following if they have a material effect on annual net income or gross revenues: events or transactions that are either unusual in nature or infrequent in occurrence (such as restructuring/reorganization charges, the purchase or sale of in process technology, the sale or discontinuance of a business segment, the sale of investment securities, losses from litigation, the cumulative effect of changes in accounting principles, and natural disasters), depreciation, interest or taxes.

        (3) REDUCTION OR CANCELLATION OF PERFORMANCE UNITS. Final payouts are subject to the approval of the Committee, and the Committee has the absolute discretion to reduce or cancel any payout.

VII.  AUTOMATIC AWARDS TO DIRECTORS

    (a) OPTIONS. Effective March 8, 1996, non-employee members of the Board ("Eligible Directors") will automatically be granted nonstatutory options ("Automatic Options") to purchase the number of shares of Common Stock determined as set forth below (subject to adjustment under Section IV(c) hereof) on the dates and terms set forth below:


        (1) OPTION GRANTS. On the last business day of the second quarter of each fiscal year of the Corporation ("Automatic Grant Date"), each continuing Eligible Director (including each Eligible Director who is newly elected or appointed on the Automatic Grant Date) will receive an Automatic Option to purchase that number of whole shares of Common Stock determined by dividing $100,000 by the Average Stock Price on the Automatic Grant Date.



        (2) PRO RATA OPTION GRANTS. Each person who is newly elected or appointed as an Eligible Director on a date other than an Automatic Grant Date, will receive, on the date of such election or appointment, an Automatic Option to purchase a pro rata number of whole shares of Common Stock determined by multiplying $8,333.33 by the number of whole calendar months between the date of the Eligible Director's election or appointment and the next Automatic Grant Date, and dividing that number by the Average Stock Price on the grant date.



        (3)   ADVISORY COUNSELLORS.    Advisory Counsellors  of Cetus  will  not
    qualify for Automatic Options.



        (4) TERMS AND CONDITIONS. The terms and conditions applicable to each Automatic Option will be as follows:


            (i) PRICE. The option price per share will be equal to one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant.

            (ii) TERM. Each Automatic Option will have a term of ten (10) years, measured from the date of grant, and will be exercisable at any time during the term for all or any part of the covered shares; provided, however, that no Automatic Options may be exercised prior to approval of the Plan by the Corporation's stockholders.

           (iii) REPURCHASE. The shares purchased under the Automatic Options will be subject to repurchase by the Corporation at the original exercise price in the event an optionee ceases to provide services to the Corporation or its subsidiaries as a director, an employee, a consultant or an independent contractor. The Corporation's repurchase rights will lapse, and the optionee's interest in the purchased shares will vest, in a series of equal annual installments over the five-year period measured from the grant date, provided the optionee continues to provide such services. In addition, the Corporation's repurchase right will lapse in its entirety, and the Automatic Options will become fully vested should one or more of the following events occur while the optionee is providing such services: (A) the optionee's death, or (B) the optionee's permanent disability.


            (iv) PAYMENT. Upon exercise of the Automatic Option, the option price for the purchased shares will become payable immediately in cash or in shares of Common Stock that the optionee has held for at least six (6) months. Payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds to pay the option price.

            (v)   CESSATION.   In  the  event  the optionee  ceases  to  provide
       services to the Corporation or its subsidiaries as a director, an employee, a consultant or an independent contractor, the Automatic Option may be exercised, within the term of the Automatic Option, for a period of three (3) months after the date of such cessation (twelve (12) months in the case of cessation by reason of disability or death). In the case of death, the Automatic Option may be exercised within such period by the estate or heirs of the optionee.

    (b) SHARE RIGHTS. Effective March 8, 1996, Eligible Directors will automatically be granted share rights ("Automatic Share Rights") to receive the number of shares of Common Stock determined as set forth below (subject to adjustment under Section IV(c) hereof) on the dates and terms set forth below:

        (1) NEW DIRECTORS. Each newly elected or appointed Eligible Director will be granted, on the date of such election or appointment, an Automatic Share Right to purchase that number of whole shares determined by dividing $40,000 by the Average Stock Price on the grant date.

        (2)  CONTINUING DIRECTORS.


         (i) FULL GRANTS. Subject to Subsection VII(b)(2)(ii) below, on each Automatic Grant Date each incumbent, continuing Eligible Director will be granted an Automatic Share Right to receive that number of whole shares of Common Stock determined by dividing $25,000 by the Average Stock Price on the Automatic Grant Date. Notwithstanding the foregoing, on the Automatic Grant Date occurring in June 1996, each continuing Eligible Director elected or appointed before March 8, 1996, will be granted an Automatic Share Right to receive that number of whole shares determined by using the $40,000 in lieu of the $25,000 figure.



        (ii) PRO RATA GRANTS. If an Eligible Director is newly elected or appointed on a date other than an Automatic Grant Date, on the immediately succeeding Automatic Grant Date, such Eligible Director will be granted a pro rata Automatic Share Right to receive the number of whole shares of Common Stock determined by multiplying the number of whole calendar months since the Eligible Director's election or appointment by $2,083.33 and dividing the product by the Average Stock Price on the Automatic Grant Date.


        (3)   ADVISORY COUNSELLORS.    Advisory Counsellors  of Cetus  will  not
    qualify for Automatic Share Rights.

        (4) TERMS AND CONDITIONS. The terms and conditions applicable to each Automatic Share Right will be as follows:

            (i) TERM. Each Automatic Share Right will have a term of five (5) years, measured from the grant date.


            (ii) VESTING. The Automatic Share Right will vest in a series of equal annual installments over the five-year period measured from the grant date, provided the Eligible Director continues to provide services to the Corporation or its subsidiaries as a director, an employee, a consultant or an independent contractor. Shares of Common Stock will be issued in satisfaction of the Automatic Share Right as the Automatic Share Right vests. In addition, full vesting will occur should one or more of the following events occur while the Eligible Director is providing such services: (A) the Eligible Director's death, or (B) the Eligible Director's permanent disability.


           (iii) CESSATION. In the event the Eligible Director ceases to provide services to the Corporation or its subsidiaries as a director, an employee, a consultant or an independent contractor, the Automatic Share Right shall terminate with respect to the unvested portion of the Award.

    (c) COST-OF-LIVING INCREASES. Each dollar value used in this Article VII will be subject to annual cost-of-living increases. The increases will be based on the Consumer Price Index, and will occur automatically beginning with the 1997 Automatic Grant Date.

    (d) AVERAGE STOCK PRICE. Average Stock Price means the average closing price of one share of Common Stock as reported on the Nasdaq National Market System for the previous twelve month period ending on the last day of the month before the grant date of the award.

VIII.  LOANS AND INSTALLMENT PAYMENTS


    In order to assist an award holder (including an employee who is an officer or director of the Corporation) in the acquisition of shares of Company Stock pursuant to an award granted under the Plan (other than pursuant to the Automatic Award provisions of this Plan), the Committee may authorize, at either the time of the grant of an award or the time of the acquisition of Company Stock pursuant to the award (i) the extension of a loan to the award holder by the Corporation, (ii) the payment by the award holder of the purchase price, if any, of the Company Stock in installments, or (iii) the guarantee by the Corporation of a loan obtained by the award holder from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted without security, the maximum credit available being the purchase price, if any, of the Company Stock acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.


IX.  ASSIGNABILITY

    No award granted under the Plan is assignable or transferable by the award holder other than by Will or by the laws of descent and distribution, and during the lifetime of the award holder, only the award holder may exercise options or exercise the rights provided under awards granted under the Plan.

X.  CANCELLATION AND NEW GRANT OF OPTIONS

    The Committee will have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan, a Cetus Prior Plan or a Chiron Prior Plan (other than options granted under automatic option grant provisions of these plans) and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares, but having an option price per share not less than eighty-five percent (85%) of the Fair Market Value on the new grant date or, in the case of an Incentive Option, one hundred percent (100%) of the Fair Market Value on the new grant date (or, in the case of an Incentive Option granted to a 10% Stockholder, one hundred ten percent (110%) of such Fair Market Value). If one or more of the cancelled options is an Incentive Option granted before 1987 under a Cetus Prior Plan or a Chiron Prior Plan, then such option will, solely for purposes of the "sequential exercise" rule applicable to outstanding Incentive Options granted before 1987, be considered to be outstanding until the expiration date initially specified for the option term of such option.

XI.  ACCELERATION AND TERMINATION OF AWARDS

    (a) ACCELERATION. In the event of an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Corporation by means of a sale, merger, reorganization, or liquidation, each award will be automatically accelerated so that (1) options become fully exercisable with respect to the total number of shares purchasable under the options; provided, however, that the exercise of accelerated Incentive Options granted prior to 1987 will remain subject to any limitations imposed by the Internal Revenue Code's sequential exercise rule, (2) restrictions on restricted shares will be eliminated, and the shares will immediately vest, and (3) share rights and share units will immediately vest and become payable. The Committee may also provide for the automatic termination of repurchase rights upon the occurrence of such an event.

    (b) NO ACCELERATION. No acceleration of awards will occur if the terms of the agreement require as a prerequisite to the consummation of any such sale, merger, reorganization or liquidation that each such award will be either assumed by the successor corporation or parent thereof or be replaced with a comparable award subject to shares of the successor corporation or parent thereof. The determination of such comparability will be made by the Committee, and its determination will be final, binding and conclusive.

Upon consummation of the sale, merger, reorganization or liquidation contemplated by the agreement, all awards, whether or not accelerated, will terminate unless assumed pursuant to a written agreement by the successor corporation or parent thereof.

    (c) CORPORATE STRUCTURE. The grant of awards under this Plan will in no way affect the right of the Corporation to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

XII.  VALUATION

    With regard to all Substitute Options, Fair Market Value will be determined in accordance with the relevant option plan documents on the date that the outstanding options were granted. With regard to awards granted under this Plan, for all valuation purposes under the Plan, the Fair Market Value of a share of Common Stock or Restricted Common Stock (as the case may be) on any relevant date will be determined in accordance with the following provisions:

        (a) If the Common Stock or Restricted Common Stock is not at the time listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock or Restricted Common Stock (as the case may be) on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system.

        (b) If the Common Stock or Restricted Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock or Restricted Common Stock (as the case may be) on the date in question on the stock exchange that is the primary market for the stock, as such prices are officially quoted on such exchange.


        (c) If the Common Stock or Restricted Common Stock (as the case may be) is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Committee determines that neither subparagraph (a) nor subparagraph (b) above reflects Fair Market Value of the stock and the award was not granted pursuant to the Plan's Automatic Award provisions, then the Fair Market Value will be determined by the Committee after taking into account such factors as the Committee deems appropriate, or in the case of Automatic Awards, by an independent third party valuation.


XIII.  SURRENDER OF OPTIONS FOR CASH OR STOCK

    (a) STOCK APPRECIATION RIGHTS. If, and only if the Committee, in its discretion, elects to implement an option surrender program under the Plan, one or more option holders may, upon such terms and conditions as the Committee may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the difference between (i) the Fair Market Value (at date of surrender) of the shares for which the surrendered option or portion thereof is at the time exercisable and (ii) the aggregate option price payable for such shares. The distribution to which an option holder becomes entitled under this Section may be made in shares of Common Stock or Restricted Common Stock, valued at Fair Market Value at the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, deems appropriate. The option surrender provisions of this Section will not apply to options granted pursuant to the Automatic Option Grant provisions of this Plan.


    (b) LIMITED STOCK APPRECIATION RIGHTS. If outstanding options of Cetus for which Substitute Options are issued pursuant to Section III(d) have Limited Stock Appreciation Rights ("LSARs") attached thereto, then each such LSAR shall be honored by the Corporation in accordance with its terms and remain exercisable for a period of 60 days following the date that stockholders of Cetus approve the Merger; provided, however, that if the LSAR was originally granted within 6 months of the date that Cetus stockholders approve the Merger, then the LSAR will be exercisable for a period of 60 days following expiration of such six-month period. Upon expiration of the applicable 60-day period, each such LSAR not previously exercised shall expire. Upon exercise of an LSAR, the related option will be cancelled, and Chiron will pay to the LSAR holder an amount in cash for each share with respect to which the LSAR is exercised determined in accordance with the terms of the Cetus Prior Plans.

XIV.  REPURCHASE RIGHTS


    The Committee may, in its discretion, establish as a term of one or more awards granted under the Plan that the Corporation (or its assigns) will have the right, exercisable upon the award holder's termination of employment with, or cessation of services for, the Corporation and its subsidiaries, to repurchase at the original price paid, if any, for such shares of (1) Company Stock acquired by the award holder pursuant to the granted award, or (2) Common Stock into which acquired Restricted Common Stock may have been converted or for which Restricted Common Stock may have been exchanged. Any such repurchase right will be exercisable by the Corporation (or its assigns) upon such terms and conditions (including provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee will also have full power and authority to provide for the automatic termination of the Corporation's repurchase rights, in whole or in part, thereby accelerating the vesting of any or all of the purchased shares (other than purchased shares obtained pursuant to the Automatic Award provisions of this Plan) upon the occurrence of any change in control specified in Article XI.


XV.  RIGHT OF FIRST REFUSAL

    The Committee may, in its discretion, establish as a term of one or more awards granted under the Plan that the Corporation has a right of first refusal with respect to the proposed disposition by the award holder (or any successor in interest by reason of purchase, gift or other mode of transfer) of any shares of (1) Company Stock acquired by the award holder pursuant to the granted award, or (2) Common Stock into which purchased Restricted Common Stock may have been converted or for which acquired Restricted Common Stock may have been exchanged. Any such right of first refusal will be exercisable by the Corporation or its assigns in accordance with the terms and conditions specified in the instrument evidencing such right.

XVI.  EFFECTIVE DATE AND TERM OF PLAN


    (a) EFFECTIVE DATE. The Plan became effective on December 10, 1991, the date it was approved by the Corporation's stockholders. The Plan as amended is effective March 8, 1996, subject to approval by the Corporation's stockholders. Any awards granted under the amended provisions of the Plan adopted March 8, 1996 will be granted subject to approval by the Corporation's stockholders. If such stockholder approval of the amendments is not obtained by March 7, 1997, then the Plan will continue in accordance with the Plan provisions in effect on March 7, 1996.


    (b) TERM. Incentive Options may be granted under the Plan only within ten years of the Effective Date of the Plan. Subject to this limitation, the Committee may grant awards under the Plan at any time after the Effective Date of the Plan and before the Plan is terminated by the Board.

XVII.  AMENDMENT OR DISCONTINUANCE

    (a) BOARD. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that (a) except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan that are intended to so qualify, such action may not, without the consent of the award holder, adversely affect rights and obligations with respect to awards outstanding under the Plan; (b) the provisions of the Plan concerning the eligibility of non-employee members of the Board for awards and the amount, price and timing of Automatic Option Grants under this Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or rules thereunder; and (c) the Board may not, without the approval of the Corporation's stockholders (1) materially increase the number of shares of Company Stock subject to awards under the Plan (unless necessary to effect the adjustments required under Section IV(c)), (2) materially modify the eligibility requirements for awards under the Plan, or (3) make any other change with respect to which the Board determines that stockholder approval is required by applicable law or regulatory standards.

    (b) COMMITTEE. The Committee will have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding award (other than Automatic Option Grants), to the extent not inconsistent with the Plan.

    (c) SUBSTITUTE OPTIONS. Substitute Options will be subject to amendment in accordance with the terms of this Plan.

XVIII.  NO OBLIGATION

    Nothing contained in the Plan (or in any award granted under this Plan, a Chiron Prior Plan or a Cetus Prior Plan) shall confer upon any employee, consultant, or independent contractor any right to continue in the employ of, or to provide services to, the Corporation or any affiliate or constitute a contract or agreement of employment or for the provision of services, or interfere in any way with the right of the Corporation or an affiliate to reduce such employee's, consultant's or independent contractor's compensation from the rate in existence at the time of the granting of an award or to terminate such employee's, consultant's or independent contractor's employment or services at any time, with or without cause; but nothing contained in the Plan or in any award granted under this Plan shall affect any contractual rights of an employee pursuant to a written employment agreement.

XIX.  USE OF PROCEEDS

    The cash proceeds received by the Corporation pursuant to awards granted under the Plan will be used for general corporate purposes.

XX.  COMPLIANCE

    (a) FEDERAL AND STATE LAWS. No option may be exercised, and the Corporation will not be obligated to issue stock under any award unless, in the opinion of counsel for the Corporation, such exercise and issuance is in compliance with all applicable federal and state securities laws. As a condition to the grant of any award, or to the issuance of stock under any award, the Committee may require that the award holder agree to comply with such provisions of federal and state securities laws as may be applicable to such grant, or to the sale of stock acquired pursuant to the Plan, and that the award holder deliver to the Corporation a written agreement, in form and substance satisfactory to the Corporation and its counsel, implementing such agreement.

    (b) INFORMATION. The Corporation will furnish to each award holder participating in the Plan (other than a key employee or a director) a copy of the Corporation's Annual Report to Stockholders for the most recent fiscal year, and additional copies will be furnished, without charge, to such award holders upon request to the Secretary of the Corporation.

                                   APPENDIX A
           SPECIAL PROVISIONS RELATED TO 1995 CIBA-GEIGY TRANSACTION

    Those persons holding options to acquire shares of Common Stock under the Corporation's 1991 Stock Option Plan on November 20, 1994 are granted the following rights ("Rights") with respect to each such option:

    (i) the right to receive upon the closing of the tender offer contemplated under the Investment Agreement entered into on such date among the Corporation and Ciba-Geigy Limited, Ciba-Geigy Corporation and Ciba Biotech Partnership, Inc. (the "Closing") a cash payment equal to (A) 37.33% of the number of shares of Common Stock with respect to which each such option would first become exercisable in calendar year 1995 multiplied by (B) the difference between $117 per share and the exercise price per share of such option with respect to such shares and


    (ii) with respect to the remaining shares of Common Stock subject to each such option, the right, exercisable at any time after the later of the Closing or the date that such an option first becomes exercisable with respect to such shares, to surrender that portion of such option relating to 37.33% of such shares in return for a cash payment equal to (A) the difference between $117 per share and the exercise price per share of such option multiplied by (B) the number of shares with respect to which such option is so surrendered. However, the grant and exercise of any such right with respect to any officer or director subject to Section 16 of the Securities Exchange Act of 1934 shall be subject to stockholder approval of the grant of such rights at the Corporation's 1995 stockholder meeting. The grant of such rights, which are made with respect to 1,858,776 optioned shares shall be in addition to, and shall not count against, the aggregate and annual limits on the number of shares with respect to which other awards under the Plan may be made to all individuals and/or a single individual.

                              CHIRON CORPORATION
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints Dr. William J. Rutter and Dr. Edward E. Penhoet, and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of Common Stock of Chiron Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1450 53rd Street, Emeryville, California, on May 16, 1996 at 10:00 a.m., and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

                                                                I PLAN TO ATTEND
                                                                THE MEETING
                                                                      / /

1.  ELECTION OF DIRECTORS           / / FOR all nominees listed below
    (THE BOARD OF DIRECTORS             (except as marked to the contrary
    RECOMMENDS A VOTE FOR.)             below.)

    / / WITHHOLD AUTHORITY
        to vote for all nominees listed
        below.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL
             NOMINEES, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
             BELOW.

       Dr. William J. Rutter - Mr. Jack W. Schuler - Mr. Lewis W. Coleman

2. Proposal to approve and adopt an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock of the Company from 100 million to 500 million, as set forth in the Chiron Corporation Proxy Statement for the Annual Meeting of Stockholders to be held May 16, 1996. (The Board of Directors recommends a vote FOR.)

              / / FOR          / / AGAINST        / / ABSTAIN

3. Proposal to approve amended Chiron 1991 Stock Option Plan to change the formula for granting automatic annual stock options to non-employee directors, to add an annual grant of automatic share rights for non-employee directors and to add performance units, which are restricted shares, share rights and share units awarded to corporate vice-presidents and other executive officers which comply with the requirements of Internal Revenue Code Section 162(m), as set forth in the Chiron Corporation Proxy Statement for the Annual Meeting of Stockholders to be held May 16, 1996. (The Board of Directors recommends a vote FOR.)

              / / FOR          / / AGAINST        / / ABSTAIN

                         (Continued on reverse side)

4. Proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending December 31, 1996. (The Board of Directors recommends a vote FOR.)

              / / FOR          / / AGAINST        / / ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


                                       Dated_______________________________1996
                                                 (Be Sure to Date Proxy)

                                       _________________________________________
                                                      (Signature)

                                       _________________________________________
                                                      (Signature)


                                       Please sign exactly as name appears at
                                       left. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee, or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by President or other authorized person. If a partner-ship, please sign in full partnership name by authorized person.


         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE